Exhibit 4.1

Execution Version

GYP HOLDINGS III CORP.

as the Issuer

GYP HOLDINGS II CORP.

as the Parent

THE SUBSIDIARY GUARANTORS NAMED HEREIN

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee, Paying Agent and Note Registrar

INDENTURE

Dated as of April 22, 2021

$350,000,000 4.625% Senior Notes due 2029

 i

APPENDIX & EXHIBITS

ANNEX I - Rule 144A / Regulation S / IAI Appendix

EXHIBIT 1 to Rule 144A / Regulation S / IAI Appendix - Form of Initial Note

EXHIBIT 2 to Rule 144A / Regulation S / IAI Appendix - Form of Transferee Letter of Representation

EXHIBIT A - Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

EXHIBIT B - Form of Incumbency Certificate

INDENTURE dated as of April 22, 2021 (this “Indenture”) among GYP HOLDINGS III CORP., a Delaware corporation (the “Issuer”), GYP HOLDINGS II CORP., a Delaware corporation (the “Parent”), the Subsidiary Guarantors (as defined herein) listed on the signature pages hereto, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee” and, as Paying Agent and Note Registrar (as defined herein)).

RECITALS OF THE ISSUER

The Issuer has duly authorized the creation of an issue of $350,000,000 4.625% Senior Notes due 2029 issued on the date hereof (the “Initial Notes”) and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

All things necessary have been done to make the Initial Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid and legally binding obligations of the Issuer and to make this Indenture a valid and legally binding agreement of the Issuer and the Guarantors, in accordance with their and its terms.

Each of the parties hereto is entering into this Indenture for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of (i) the Issuer’s Initial Notes and (ii) any additional securities (the “Additional Notes” and, together with the Initial Notes, the “Notes”) that may be issued from time to time under this Indenture. Unless the context otherwise requires, in this Indenture reference to the “Notes” includes any Additional Notes that are actually issued.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders, as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01.        Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)           the terms defined in this Article have the meanings assigned to them in this Article, and words in the singular include the plural and words in the plural include the singular;

(ii)          all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (as herein defined);

(iii)         the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(iv)         all references to Articles, Sections, Exhibits and Appendices shall be construed to refer to Articles and Sections of, and Exhibits and Appendices to, this Indenture;

(v)          “or” is not exclusive;

(vi)         “including” means including without limitation;

(vii)        all references to the date the Notes were originally issued shall refer to the Issue Date;

(viii)       in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time; and

(ix)          references to sections of or rules under the U.S. Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

Section 1.02.        Definitions.

“ABL Credit Facility” means the senior secured asset-based revolving credit facility provided under the Amended and Restated ABL Credit Agreement, dated as of September 30, 2019, among the Parent, the Issuer, the Subsidiaries of the Issuer that borrow or guarantee obligations under such agreement from time to time, as “Credit Parties,” the lenders parties thereto from time to time and Wells Fargo Bank, N.A., as agent (or its successor in such capacity), together with the related notes, letters of credit, guarantees and security documents, and as the same may be amended, restated, amended and restated, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent, collateral agent or agents or one or more other lenders or additional borrowers or guarantors and whether provided under the original ABL Credit Facility or one or more other credit or other agreements or indentures).

“Acceptable Commitment” has the meaning specified in Section 10.13 of this Indenture.

“Acquired Indebtedness” means, with respect to any specified Person,

(1)           Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)           Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act” when used with respect to any Holder, has the meaning specified in Section 1.05 of this Indenture.

“Additional Notes” has the meaning assigned to such term in the preamble to this Indenture and as issued from time to time under this Indenture in by the Issuer pursuant to Section 3.13.

“Adjusted Net Assets” has the meaning specified in Section 12.05 of this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Transaction” has the meaning specified in Section 10.09 of this Indenture.

“Agent” means any Note Registrar, Transfer Agent, co-registrar, Paying Agent or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorized such agent to perform.

“Appendix” has the meaning specified in Section 2.01 of this Indenture.

“Applicable Calculation Date” means the applicable date of calculation for (i) the Consolidated Secured Debt Ratio, (ii) the Consolidated Total Debt Ratio, (iii) the Fixed Charge Coverage Ratio or (iv) EBITDA.

“Applicable Measurement Period” means the most recently ended four fiscal quarters immediately preceding the Applicable Calculation Date for which internal financial statements are available.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1)           1.0% of the principal amount of such Note; and

(2)           the excess, if any, of:

(A)         the present value at such Redemption Date of (i) the Redemption Price (such redemption price being set forth in the table appearing in Section 11.01) of such Note at May 1, 2024, plus (ii) all required interest payments due on such Note to and including such date set forth in clause (i) (excluding accrued but unpaid interest to the Redemption Date) through May 1, 2024, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over

(B)         the principal amount of such Note.

Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee.

“Asset Sale” means:

(1)           the voluntary sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Parent or any Restricted Subsidiary (each referred to in this definition as a “disposition”), or

(2)           the issuance or sale of Equity Interests of any Restricted Subsidiary (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 10.07), whether in a single transaction or a series of related transactions, in each case, other than:

(A)         any disposition of cash or Cash Equivalents or Investment Grade Securities or, excess, obsolete, damaged, unnecessary, unsuitable or worn out property, equipment or other assets in the ordinary course of business, or any disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of any inventory, immaterial assets or goods (or other assets) held for sale or no longer used in the ordinary course of business or any disposition resulting from the liquidation or dissolution of any Restricted Subsidiary that is dormant or no longer used in the Parent’s ordinary course of business to the extent made ratably in accordance with the relative equity interests held by, or capital accounts of, the owners thereof or any disposition of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property;

(B)         the disposition of all or substantially all of the assets of the Issuer or any Guarantor in a manner not prohibited by Article 8 or any disposition that constitutes a Change of Control pursuant to this Indenture;

(C)         the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 10.06;

(D)         any disposition of property or other assets or issuance or sale of Equity Interests of any Restricted Subsidiary in a single transaction or series of related transactions with a Fair Market Value of less than $25.0 million;

(E)          any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Parent or by the Parent or a Restricted Subsidiary to another Restricted Subsidiary;

(F)          to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(G)         the lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(H)         any issuance, sale or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(I)          damage to or destruction of, or any foreclosures, condemnation, eminent domain or any similar action, on assets;

(J)          sales or discounts of accounts receivable, or participations therein, in connection with any Receivables Facility;

(K)         any financing transaction with respect to property built or acquired by the Parent or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;

(L)          any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business;

(M)        the sale, lease, assignment, license, sublease or discount of inventory, equipment, accounts receivable, notes receivable or other current assets in the ordinary course of business or the conversion of accounts receivable to notes receivable or other dispositions of accounts receivable in connection with the collection or compromise thereof;

(N)         the licensing or sub-licensing of intellectual property or other general intangibles in the ordinary course of business;

(O)         the unwinding of any Cash Management Services or Hedging Obligations;

(P)         sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(Q)         the lapse or abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Parent are not material to the conduct of the business of the Parent and its Restricted Subsidiaries taken as a whole;

(R)         the issuance of directors’ qualifying shares and shares issued to foreign nationals or other third parties as required by applicable law;

(S)         dispositions of assets (including, without limitation, assets of acquired Subsidiaries) after the acquisition thereof (or, as applicable, the acquisition of such acquired Subsidiary) if such assets are not used or useful in the core or principal business of the Parent and its Restricted Subsidiaries;

(T)         any disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture;

(U)         any disposition of assets to a Person who is providing services (the provision of which have been or are to be outsourced by the Parent or any Restricted Subsidiary to such Person) related to such assets; and

(V)         transfers of property subject to Casualty Events upon receipt of the net cash proceeds of such Casualty Events.

“Asset Sale Offer” has the meaning specified in Section 10.13(c) of this Indenture.

“Attributable Debt” means, as of any date of determination, as to Sale and Lease-back Transactions, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law and the law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body.

“Board Resolution” means with respect to Parent, a duly adopted resolution of the Board of Directors of Parent or any committee thereof.

“Borrowing Base” at any given time means an amount equal to:

(1)       85% of the accounts receivable (excluding credit card receivables and investment grade accounts receivable) of the Issuer and the Guarantors; plus

(2)       90% of the credit card receivables of the Issuer and the Guarantors; plus

(3)       90% of the investment grade accounts receivable of the Issuer and the Guarantors; plus

(4)       the lesser of (i) 75% of the cost of the inventory of the Issuer and the Guarantors and (ii) 85% of the appraised value of the inventory of the Issuer and the Guarantors; plus

(5)       100% of the aggregate amount of cash of the Issuer and the Guarantors; less

(6)       any applicable reserves as determined by the administrative agent under the ABL Credit Facility in accordance with the terms of the ABL Credit Facility.

“Business Day” means each day which is not a Legal Holiday.

“Canadian Facility” means the senior secured asset-based revolving credit facility provided under the Amended and Restated Credit Agreement dated as of June 28, 2017 (as amended by that certain Amending Agreement, dated as of June 1, 2018, that certain Second Amending Agreement, dated as of December 31, 2018, and that certain Third Amending Agreement, dated as of January 12, 2021, the “Canadian Credit Agreement”), among, inter alia, Titan GMS Limited Partnership, as borrower, the lenders party thereto and Canadian Imperial Bank of Commerce, as agent for the lenders from time to time party thereto, together with the related notes, letters of credit, guarantees and security documents, and as the same may be amended, restated, amended and restated, supplemented or modified from time to time and any renewal, increase, extension, refunding, restructuring, replacement or refinancing thereof (whether with the original administrative agent and lenders or another administrative agent, collateral agent or agents or one or more other lenders or additional borrowers or guarantors and whether provided under the original Canadian Facility or one or more other credit or other agreements or indentures).

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock,

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)       United States dollars,

(2)       Canadian dollars,

(3)       (A)      euro, pounds sterling or any national currency of any participating member state in the European Union, or

 (B)       local currencies held from time to time in the ordinary course of business,

(4)       securities issued or directly and fully and unconditionally guaranteed or insured by the United States government, Canada, the Province of Ontario, or any country that is a member state of the European Union or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(5)       certificates of deposit, time deposits and dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus of not less than $250.0 million in the case of United States banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks,

(6)       repurchase obligations for underlying securities of the types described in clauses (4) and (5) above, entered into with any financial institution meeting the qualifications specified in clause (5) above,

(7)       commercial paper rated at least P-2 by Moody’s, at least A-2 by S&P or F2 by Fitch and in each case maturing within 24 months after the date of creation thereof,

(8)       marketable short-term money market and similar securities having a rating of at least P-2, A-2 or F-2 from Moody’s, S&P or Fitch, respectively (or, if at any time neither none of Moody’s, S&P or Fitch shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof,

(9)       investment funds investing 95% of their assets in securities of the types described in clauses (1) through (8) above and (10) through (14) below,

(10)      direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having one of the two highest rating categories obtainable from either Moody’s, S&P or Fitch with maturities of 24 months or less from the date of acquisition,

(11)      Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s or “A” or higher from Fitch, with maturities of 24 months or less from the date of acquisition,

(12)      Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, or AAA- (or the equivalent thereof) or better by Fitch,

(13)      in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary, Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (12) customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes, and

(14)      Indebtedness issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s or “BBB-” or higher from Fitch, with maturities of one year or less from the date of acquisition in an aggregate amount not to exceed $30.0 million at any time.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) through (3) above; provided that such amounts are converted into any currency listed in clauses (1) through (3) above, as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

“Casualty Event” means any event that gives rise to the receipt by the Parent or any of its Restricted Subsidiaries of any casualty insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

“Change of Control” means the occurrence of any of the following after the Issue Date:

(1)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Parent and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder in connection with which any Person other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the transferee Person in such sale, lease or transfer of assets, as the case may be, provided that (x) so long as such transferee Person is a Subsidiary of a Permitted Parent, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such transferee Person unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such Permitted Parent and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in the calculation of any Voting Stock of which any such Person first referred to above in this clause (1) is the beneficial owner; or

(2)       at any time, the Parent becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership of 50% or more of the total voting power of the Voting Stock of the Parent or any direct or indirect parent company of the Parent; provided that (x) so long as the Parent is a Subsidiary of a parent company, no Person shall be deemed to be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of the Parent unless such Person shall be or become a beneficial owner of more than 50% of the total voting power of the Voting Stock of such parent company and (y) any Voting Stock of which any Permitted Holder is the beneficial owner shall not in any case be included in calculating the Voting Stock of which any such Person first referred to above in this clause (2) is the beneficial owner.

“Change of Control Offer” has the meaning specified in Section 10.12 of this Indenture.

“Change of Control Payment” has the meaning specified in Section 10.12 of this Indenture.

“Change of Control Payment Date” has the meaning specified in Section 10.12 of this Indenture.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“consolidated” or “Consolidated” means, with respect to any Person, such Person on a consolidated basis in accordance with GAAP, but excluding from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees or costs, debt issuance costs, commissions, fees and expenses, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than or greater than par, as applicable, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Indebtedness or derivative instruments pursuant to GAAP), (d) the interest component of Finance Lease Obligations and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (r) any one time cash costs associated with breakage in respect of hedging agreements for interest rates, (s) penalties and interest relating to taxes, (t) accretion or accrual of discounted liabilities not constituting Indebtedness, (u) interest expense attributable to a parent entity resulting from push-down accounting, (v) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting, (w) any “additional interest” owing pursuant to a registration rights agreement, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and original issue discount with respect to Indebtedness issued in connection with the Transactions or any intercompany Indebtedness, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2)       consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(3)       interest income for such period.

For purposes of this definition, interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1)       any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transactions), severance, relocation costs, curtailments or modifications to pension and post-retirement employee benefits plans, start-up, transition, integration and other restructuring and business optimization costs, charges, reserves or expenses (including related to acquisitions after the Issue Date and to the start-up, closure and/or consolidation of facilities), new product introductions, and one-time compensation charges shall be excluded,

(2)       the Net Income for such period shall not include the cumulative effect of a change in accounting principles and changes as a result of adoption or modification of accounting policies during such period,

(3)       any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,

(4)       any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Parent, shall be excluded,

(5)       solely for the purpose of determining the amount available for Restricted Payments under clause (C)(1) of Section 10.06(a), the Net Income for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Parent will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Parent or a Restricted Subsidiary in respect of such period, to the extent not already included therein,

(6)       effects of adjustments (including the effects of such adjustments pushed down to the Parent and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in accordance with GAAP resulting from the application of purchase accounting, including in relation to the Transactions, or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(7)       (i) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments (including deferred financing costs written off and premiums paid), (ii) any non-cash income (or loss) related to currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items and to Hedging Obligations pursuant to Financial Accounting Standards Codification No. 815— Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133) and its related pronouncements and interpretations (or any successor provision), (iii) any non-cash expense, income or loss attributable to the movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP and (iv) the cumulative effect of foreign currency translations during such period to the extent included in Consolidated Net Income, shall be excluded,

(8)       any impairment charge, asset write-off or write-down in each case pursuant to GAAP shall be excluded,

(9)       (i) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, units or other rights to officers, directors, managers or employees, (ii) any non-cash charge portion of any employee stock option plan compensation expense reflected in the Parent’s financial statements and (iii) non-cash income (loss) attributable to deferred compensation plans or trusts, shall be excluded,

(10)       any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness (including, without limitation, the Notes), issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,

(11)       accruals and reserves, contingent liabilities and any gains or losses on the settlement of any pre-existing contractual or non-contractual relationships that are established or adjusted within twelve months after the Issue Date that are so required to be established as a result of the Transactions in accordance with GAAP shall be excluded,

(12)       to the extent covered by insurance or indemnification and actually reimbursed, or, so long as the Parent has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer or indemnifying party and only to the extent that such amount is (a) not denied by the applicable carrier or indemnifying party in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to liability or casualty events or business interruption shall be excluded,

(13)       any deferred tax expense associated with tax deductions or net operating losses arising as a result of the Transactions, or the release of any valuation allowance related to such item, shall be excluded,

(14)       the amount of any restructuring charges or reserve (including those relating to severance, relocation costs and one-time compensation charges), any charges, costs, fees and expenses realized upon the termination or cancellation of leases, software licenses or other contracts in connection with the operational restructuring and business improvement efforts of the Parent and its Restricted Subsidiaries shall be excluded, and

(15)       any costs, fees and expenses associated with the cost reduction, operational restructuring and business improvement efforts of any consulting firm engaged by the Parent or its Restricted Subsidiaries to perform such service shall be excluded.

Notwithstanding the foregoing, for the purpose of Section 10.06 only (other than clause (C)(4) of Section 10.06(a)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Parent and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Parent and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Parent or any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (C)(4) of Section 10.06(a).

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Secured Indebtedness minus cash and Cash Equivalents of the Parent, the Issuer and the Subsidiary Guarantors, in each case, as of the Applicable Calculation Date to (2) EBITDA of the Parent for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Secured Indebtedness, cash and Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Assets” means as of any date, the total assets of the Parent and its Restricted Subsidiaries, determined in accordance with GAAP, as set forth on the consolidated balance sheet of the Parent as of such date.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness minus cash and Cash Equivalents of the Parent and its Restricted Subsidiaries, in each case, as of the Applicable Calculation Date to (2) EBITDA of the Parent for the Applicable Measurement Period, with such pro forma adjustments to Consolidated Total Indebtedness, cash and Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio,” other than as set forth in the provisos to the first paragraph thereof.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Parent and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Finance Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Parent and all preferred stock of the Restricted Subsidiaries, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and their Maximum Fixed Repurchase Prices, in each case in (1) and (2) above, determined on a consolidated basis in accordance with GAAP.

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or preferred stock means the price at which such Disqualified Stock or preferred stock could be redeemed or repurchased by the issuer thereof in accordance with its terms or, if such Disqualified Stock or preferred stock cannot be so redeemed or repurchased, the Fair Market Value of such Disqualified Stock or preferred stock, in each case, determined on any date on which Consolidated Total Indebtedness shall be required to be determined.

“Consolidated Total Secured Indebtedness” means, as at any date of determination, the amount of Consolidated Total Indebtedness that is Secured Indebtedness as of such date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)       to advance or supply funds:

(A)      for the purchase or payment of any such primary obligation, or

(B)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Corporate Trust Office” means the corporate trust office of the Trustee, at which at any particular time its corporate trust business in relation to this Indenture shall be administered, which office at the date of execution of this Indenture is located at U.S. Bank National Association, 1349 West Peachtree Street, NW – Suite 1050, Atlanta GA 30309, Attn: Global Corporate Trust, except that with respect to presentation of the Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee which, at any particular time, its corporate agency business in relation to this Indenture shall be conducted, which office at the date of execution of this Indenture is located at U.S. Bank National Association, 1349 West Peachtree Street, NW – Suite 1050, Atlanta GA 30309, Attn: Global Corporate Trust.

“Covenant Defeasance” has the meaning specified in Section 13.03 of this Indenture.

“Covenant Suspension Event” has the meaning specified in Section 10.14(a) of this Indenture.

“Credit Facilities” means, with respect to the Parent or any Restricted Subsidiary, one or more debt facilities, including the Senior Credit Facility and the ABL Credit Facility, or other financing arrangements (including, without limitation, commercial paper facilities with banks or other institutional lenders or investors or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that Refinance any part of the loans, notes or other securities, other credit facilities or commitments thereunder, including any such Refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 10.07) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.07(b) of this Indenture.

“Depository” means The Depository Trust Company or any successor securities clearing agency.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Parent, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means preferred stock of the Parent, any Restricted Subsidiary or any direct or indirect parent company of the Parent (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Parent or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Parent or such parent company thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (C) of Section 10.06(a).

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, other than as a result of a change of control, asset sale or casualty or condemnation event, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control, asset sale or casualty or condemnation event in whole or in part, in each case, prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, that if such Capital Stock is issued to any plan for the benefit of employees of the Parent or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Parent or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person other than a Foreign Subsidiary.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1)       increased (without duplication) by:

(A)      provision for taxes based on income or profits or capital gains, including, without limitation, U.S. Federal, state, non-U.S., franchise, excise, value added and similar taxes and foreign withholding taxes of such Person paid or accrued during such period, including any penalties and interest relating to such taxes or arising from any tax examinations deducted (and not added back) in computing Consolidated Net Income, plus

(B)       Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(s) through (1)(z) thereof, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income, plus

(C)       Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income, plus

(D)      any fees, expenses, charges or losses (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the Transactions and (ii) any amendments or other modification of the Notes, the Senior Credit Facility or other Indebtedness and, in each case, deducted (and not added back) in computing Consolidated Net Income, plus

(E)       any other non-cash charges, including any write offs, write downs (including minority interest reductions), expenses, losses (including losses from joint ventures) or items to the extent the same were deducted (and not added back) in computing Consolidated Net Income (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be deducted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period), plus

(F)       the amount of any minority interest expense (whether paid or not) consisting of net income attributable to non-controlling interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income and any payments to minority shareholders of any non-Wholly-Owned Subsidiary under any subsidiary stock repurchase and deferred compensation agreement and any costs and expenses (including all legal, accounting and other professional fees and expenses) related thereto, plus

(G)       non-cash expenses resulting from any employee benefit or management compensation plan or the grant of stock appreciation or similar rights, stock options, restricted stock or other rights or equity incentive programs to employees of the Parent or any Restricted Subsidiary pursuant to a written plan or agreement or the treatment of such options under variable plan accounting,, plus

(H)      costs of surety bonds incurred in such period in connection with financing activities, plus

(I)        the amount of net cost savings, operating expense reductions, operating improvements and initiatives and synergies projected by the Parent in good faith to be realized as a result of specified actions taken or to be taken (which cost savings or synergies shall be calculated on a pro forma basis as though such cost savings, operating expense reductions or synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings, operating expense reductions or synergies are reasonably identifiable and factually supportable and (B) such actions have been taken or are to be taken within 24 months after the date of determination to take such action, plus

(J)        the amount of loss or discount on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility, plus

(K)      any costs or expense incurred by the Parent or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Parent or net cash proceeds of an issuance of Equity Interest of the Parent (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (C) of Section 10.06(a); and have not been relied on for purposes of any incurrence of Indebtedness pursuant to Section 10.07(b)(xii)(A), plus

(L)       [reserved], plus

(M)     with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (A) and (C) above relating to such joint venture corresponding to the Parent’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary), plus

(N)      [reserved], plus

(O)      cash receipts (or any netting arrangements resulting in reduced cash expenses) not included in EBITDA in any period to the extent non-cash gains relating to such receipts were deducted in the calculation of EBITDA pursuant to paragraph (2) below for any previous period and not added back, plus

(P)       any non-cash loss, charge, or expense relating to the incurrence of obligations in respect of any “earn out” or other similar contingent obligations, but only for so long as such loss, charge or expense remains a non-cash contingent obligation, and

(2)       decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period; provided that, to the extent non-cash gains are deducted pursuant to this clause (2) for any previous period and not otherwise added back to EBITDA, EBITDA shall be increased by the amount of any cash receipts (or any netting arrangements resulting in reduced cash expenses) in respect of such non-cash gains received in subsequent periods to the extent not already included therein, and

(3)       increased or decreased by (without duplication):

(A)      any net gain or loss resulting in such period from currency gains or losses related to Indebtedness, intercompany balances and other balance sheet items, plus or minus, as the case may be,

(B)      any net gain or loss resulting in such period from Hedging Obligations, and the application of Financial Accounting Standards Codification No. 815— Derivatives and Hedging (formerly Financing Accounting Standards Board Statement No. 133), and its related pronouncements and interpretations (or any successor provision), and

(C)      any federal, state, local and foreign income tax credits and refunds (to the extent not netted from tax expense).

“Equity Interests” means Capital Stock and all warrants, options or other rights, including, without limitation, restricted stock, restricted stock units or performance units to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or preferred stock of the Parent or any direct or indirect parent company of the Parent (excluding Disqualified Stock), other than:

(1)       public offerings with respect to the Parent’s or any of its direct or indirect parent company’s common stock registered on Form S-4 or Form S-8 (or any successor forms) under the Securities Act;

(2)       issuances to any Subsidiary of the Parent; and

(3)       any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the Economic and Monetary Union of the European Union.

“Event of Default” has the meaning specified in Section 5.01 of this Indenture.

“Excess Proceeds” has the meaning specified in Section 10.13(c) of this Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, the Fair Market Value of marketable securities or the Fair Market Value of Qualified Proceeds received by the Parent from:

(1)       contributions to its common equity capital, and

(2)       the sale (other than to a Subsidiary of the Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Parent,

in each case designated as Excluded Contributions pursuant to an Officer’s Certificate of the Parent on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (C) of Section 10.06(a) and Section 10.07(b)(xii)(A).

“Existing Indebtedness” means Indebtedness of the Parent or any Restricted Subsidiary in existence on the Issue Date, plus interest accruing (or the accretion of discount) thereon.

“Fair Market Value” means, with respect to any Investment, asset or property, the fair market value of such Investment, asset or property, determined in good faith by senior management or the Board of Directors of the Parent, whose determination will be conclusive for all purposes under this Indenture and the Notes.

“Finance Lease Obligations” means an obligation that is required to be classified and accounted for as a finance lease for financial reporting purposes on the basis of GAAP provided, however, that for purposes of determining whether an obligation is required to be classified and accounted for as a finance lease, such determination will be made in a manner consistent with their treatment under GAAP as reflected in the audited financial statements of the Parent and its consolidated Subsidiaries for the fiscal year ended April 30, 2020, notwithstanding any modifications or interpretive changes thereto that may have occurred thereafter or may occur hereafter and all lease liabilities and right of use assets in each case related to operating leases shall be excluded from all calculations made under this Indenture. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined on the basis of GAAP, and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Fitch” means Fitch Ratings Ltd. and any successor to its rating agency business.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any Applicable Calculation Date, the ratio of (1) EBITDA of such Person for the Applicable Measurement Period to (2) the Fixed Charges of such Person for such Applicable Measurement Period. In the event that the Parent or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness or issues or redeems Disqualified Stock or preferred stock subsequent to the commencement of the Applicable Measurement Period but on or prior to the Applicable Calculation Date, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or preferred stock (in each case, including a pro forma application of the net proceeds therefrom), as if the same had occurred at the beginning of the Applicable Measurement Period; provided, however, that the pro forma calculation shall not give effect to any Indebtedness incurred on such determination date pursuant to the provisions described in Section 10.07(b) (other than Indebtedness incurred pursuant to Section 10.07(b)(xiv)); provided further that, for purposes of the calculation of the Fixed Charge Coverage Ratio, in connection with the incurrence of any Indebtedness pursuant to Section 10.07(a) the Parent may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of the commitment under any Indebtedness which is to be incurred, as being incurred as of the Applicable Calculation Date and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Parent or any Restricted Subsidiary during the Applicable Measurement Period or subsequent to such Applicable Measurement Period and on or prior to or simultaneously with the Applicable Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the Applicable Measurement Period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such Applicable Measurement Period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the Applicable Measurement Period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Parent (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reductions resulting from such Investment, acquisition, merger or consolidation which is being given pro forma effect that have been or are expected to be realized). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Applicable Calculation Date had been the applicable rate for the entire period (taking into account for such entire period, any Hedging Obligation applicable to such Indebtedness with a remaining term of 12 months or longer, and in the case of any Hedging Obligation applicable to such Indebtedness with a remaining term of less than 12 months, taking into account such Hedging Obligation to the extent of its remaining term). Interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Parent to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under revolving credit facilities computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; or, if lower, the maximum commitments under such revolving credit facilities as of the Applicable Calculation Date. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Parent may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)        Consolidated Interest Expense of such Person for such period,

(2)       all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock (including any Designated Preferred Stock) or any Refunding Capital Stock of such Person made during such period, and

(3)       all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Disposition” has the meaning set forth in Section 10.13(f).

“Foreign Subsidiary” means any Restricted Subsidiary of the Parent that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia, or that is a Foreign Subsidiary Holdco.

“Foreign Subsidiary Holdco” means any Domestic Subsidiary that (a) has no material assets other than equity (or equity and other securities) of one or more Foreign Subsidiaries and other assets relating to the ownership interest in any such securities and (b) has no Guarantee Obligations in respect of any Indebtedness of the Parent or any Domestic Subsidiary. As of January 31, 2021, the Foreign Subsidiary Holdcos are GYP Holdings IV Corp. and GYP Holdings V Corp.

“Funding Guarantor” has the meaning specified in Section 12.05 of this Indenture.

“GAAP” means generally accepted accounting principles in the United States which are in effect from time to time (other than with respect to Finance Lease Obligations). At any time after the Issue Date, the Parent may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP and GAAP concepts shall thereafter be construed to refer to IFRS and corresponding IFRS concepts (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Parent’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Parent shall give written notice of any such election made in accordance with this definition to the Trustee and the Holders. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States, Canada, the Province of Ontario, a member state of the European Union or any agency or instrumentality thereof, and the payment for which such government pledges its full faith and credit, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture.

“Guarantor” means the Parent and each Restricted Subsidiary that guarantees the Notes under this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement or arrangement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means each Person in whose name the Notes are registered on the registrar’s books, which shall initially be the respective nominee of the Depository.

“IAI” means an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“incur” has the meaning specified in Section 10.07 of this Indenture.

“incurrence” has the meaning specified in Section 10.07 of this Indenture.

“Indebtedness” means, with respect to any Person,

(1)       the principal of any indebtedness of such Person, whether or not contingent:

(A)       in respect of borrowed money,

(B)       evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(C)       representing the balance, deferred and unpaid, of the purchase price of any property or services, except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligation until such obligation is reflected as a liability on the balance sheet of such Person in accordance with GAAP and which purchase price is due more than one year after such property is acquired or such services are completed,

(D)       representing Finance Lease Obligations, or

(E)       representing any net obligations of such Person in respect of Hedging Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement), if and to the extent that any of the foregoing Indebtedness would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent company appearing upon the balance sheet of the Parent solely by reason of push down accounting under GAAP shall be excluded,

(2)       to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business, and

(3)       to the extent not otherwise included, the obligations of the type referred to in clause (1) of another Person secured by a Lien on any assets owned by such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such assets at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business, (B) obligations under or in respect of Receivables Facilities, (C) Cash Management Services, (D) any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP or any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, (E) in connection with the purchase by the Parent or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner, (F) any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes or (G) amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or action (whether actual, contingent or potential) with respect thereto (including any accrued interest).

“Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this Indenture and any such supplemental indenture.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Parent, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the first recital of this Indenture.

“Initial Purchasers” means Barclays Capital Inc., Citizens Capital Markets, Inc., BofA Securities, Inc., CIBC Capital Markets Corp., PNC Capital Markets LLC, RBC Capital Markets, Truist Securities, and US Bancorp Investments, Inc.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P or BBB- (or the equivalent) by Fitch.

“Investment Grade Securities” means:

(1)       securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)       debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Parent and its Subsidiaries,

(3)       investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) above, which fund may also hold immaterial amounts of cash pending investment or distribution, and

(4)       corresponding instruments in countries other than the United States customarily utilized for high-quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 10.06:

(1)       “Investments” shall include the portion (proportionate to the Parent’s Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Parent at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Parent shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A)       the Parent’s “Investment” in such Subsidiary at the time of such redesignation less

(B)       the portion (proportionate to the Parent’s Equity Interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)       any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Parent or a Restricted Subsidiary in respect of such Investment. For the avoidance of doubt, the term “Investment” shall not include reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.

“Issue Date” means April 22, 2021.

“Issuer” has the meaning set forth in the preamble hereto.

“Issuer Request” or “Issuer Order” means a written request or order signed in the name of the Issuer by two Officers or one Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer and delivered to the Trustee.

“Legal Defeasance” has the meaning specified in Section 13.02 of this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Maturity” when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

“Management Holders” means present or former officers, employees or directors of any of the Parent or its Restricted Subsidiaries who beneficially own outstanding capital stock of the Parent.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds and the Fair Market Value of any Cash Equivalents received by the Parent or a Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, other fees, including title and recordation expenses, taxes paid or payable as a result thereof (including in connection with any repatriation of funds and after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness or Indebtedness of any Restricted Subsidiary required (other than pursuant to Section 10.13(b)) to be paid as a result of such transaction, any costs associated with unwinding any related Hedging Obligations in connection with such transaction and any deduction of appropriate amounts to be provided by the Parent or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Parent or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Register” and “Note Registrar” have the respective meanings specified in Section 3.02.

“Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture, including the Initial Notes and the Additional Notes, all of which shall be treated as a single class for all purposes of this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes; provided that Additional Notes will not be issued with the same CUSIP, if any, as Initial Notes unless such Additional Notes are fungible with Initial Notes for U.S. Federal income tax purposes.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness; provided that notwithstanding the foregoing, Obligations shall be deemed not to include unmatured or undrawn Performance Guarantees or any reimbursement or other obligations with respect to unmatured or undrawn, as applicable, Performance Guarantees.

“Offering Document” means the confidential offering memorandum dated April 15, 2021, pursuant to which the Initial Notes were offered to potential purchasers.

“Officer” means the Chairman of the Board, any Manager or Director, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer, the Chief Accounting Officer, the Controller or the Secretary of the Parent or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed by an Officer of the Parent or any other Person, as the case may be, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Parent (or of a Subsidiary of the Parent acting in such capacity for the Parent and its Subsidiaries, as determined by the Parent) or such other Person, that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from Issuer’s legal counsel (which may be subject to customary assumptions and exclusions). The counsel may be an employee of or counsel to the Parent or the Issuer, or other counsel, which is reasonably acceptable to the Trustee.

“Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(1)       Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(2)       Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, written notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(3)       Notes with respect to which the Issuer has effected Legal Defeasance or Covenant Defeasance as provided in Article 13; and

(4)       Notes which have been paid pursuant to this Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a Protected Purchaser in whose hands the Notes are valid obligations of the Issuer;

provided that, in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations under this Indenture, Notes owned by the Issuer or any other obligor upon the Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

“Paying Agent” means any Person (including the Issuer acting as Paying Agent) authorized by the Issuer to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuer. The Issuer initially appoints the Trustee as Paying Agent.

“Performance Guarantee” of any Person means (a) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support only trade payables or nonfinancial performance obligations of such Person, (b) any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of such Person to support any letter of credit, bankers acceptance, surety bond, performance bond, bank guarantee or other similar obligation issued for the account of a Restricted Subsidiary, a joint venture or a consortium of such Person to support only trade payables or non-financial performance obligations of such Restricted Subsidiary, joint venture or consortium, and (c) any parent company guarantee or other direct or indirect liability, contingent or otherwise, of such Person with respect to trade payables or non-financial performance obligations of a Restricted Subsidiary, a joint venture or a consortium of such Person, if the purpose of such Person in incurring such liability is to provide assurance to the obligee that such contractual obligation will be performed, or that any agreement relating thereto will be complied with.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of used or useful in a Similar Business or a combination of such assets and cash or Cash Equivalents between the Parent or a Restricted Subsidiary and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 10.13.

“Permitted Holders” means collectively, any Permitted Parent, any Management Holders and all of their respective Permitted Transferees. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Indebtedness” has the meaning set forth in Section 10.07(b) hereof.

“Permitted Investments” means:

(1)       any Investment in the Parent or any Restricted Subsidiary or that is or will become immediately after such Investment a Restricted Subsidiary, including, without limitation, a repurchase or retirement of the Notes;

(2)       any Investment in cash, Cash Equivalents or Investment Grade Securities;

(3)       any Investment by the Parent or any Restricted Subsidiary in a Person that is engaged in a Similar Business if as a result of such Investment:

(A)       such Person becomes a Restricted Subsidiary, or

(B)       such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)       any Investment in securities or other assets (including promissory notes) not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 10.13, or any other disposition of assets not constituting an Asset Sale;

(5)       any Investment existing on the Issue Date or made pursuant to legally binding commitments in existence on the Issue Date, and any extension, modification or renewal of such existing Investments or binding commitment existing on the Issue Date;

(6)       any Investment acquired by the Parent or any Restricted Subsidiary:

(A)       (x) in exchange for any other Investment or accounts receivable held by the Parent or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or the obligor with respect to such accounts receivable or (y) in good faith settlement of delinquent obligations of, and other disputes with, customers, trade debtors, licensors, licensees and suppliers arising in the ordinary course;

(B)       as a result of a foreclosure by the Parent or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(C)       after the Issue Date as a result of the acquisition by the Parent or any Restricted Subsidiary of another Person including by way of a merger or amalgamation or consolidation with or into the Parent or any of its Restricted Subsidiaries, in each case in accordance with Article 8 hereof to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, do not constitute a material portion of the aggregate assets acquired by the Parent and its Restricted Subsidiaries in such transaction and were in existence on the date of such acquisition, merger or consolidation;

(7)        Hedging Obligations permitted under Section 10.07(b)(x);

(8)        any Investment in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (8) is made in any Person that is not a Restricted Subsidiary of the Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (8) for so long as such Person continues to be a Restricted Subsidiary;

(9)        Investments the payment for which consists of Equity Interests of the Parent or any direct or indirect parent company of the Parent (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (C) of Section 10.06(a);

(10)      guarantees of Indebtedness permitted under Section 10.07 and performance guarantees in the ordinary course of business;

(11)      any transaction to the extent it constitutes an Investment that is permitted and made in accordance with Section 10.09(b)(except transactions described in Section 10.09(b)(ii), (v), (ix) and (xv));

(12)      (i) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or other similar assets in the ordinary course of business, or the licensing, sublicensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (ii) Investments in the ordinary course of business consisting of (x) endorsements for collection or deposits and (y) customary trade arrangements with customers, consistent with past practices; (iii) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(13)      additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of the Parent at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)      Investments relating to any Receivables Subsidiary that, in the good faith determination of the Board of Directors of the Parent, are necessary or advisable to effect such Receivables Facility or any repurchases in connection therewith;

(15)      loans and advances to, or guarantees of Indebtedness of, officers, directors and employees of the Parent or a Restricted Subsidiary in the aggregate not to exceed $10.0 million at any one time outstanding;

(16)      loans and advances to officers, directors, managers and employees of the Parent or a Restricted Subsidiary for business-related travel expenses, moving expenses, tax advances, payroll advances or expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Parent or any direct or indirect parent company thereof;

(17)      advances, loans, rebates or extensions of trade credit in the ordinary course of business by the Parent or any of the Restricted Subsidiaries(including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and Investments consisting of prepayments to suppliers in the ordinary course of business and consistent with past practice;

(18)      intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures incurred in the ordinary course of business in connection with the cash management operations of the Parent and its Subsidiaries;

(19)      pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise made in connection with a Permitted Lien;

(20)      Investments in joint ventures and Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 3.5% of Consolidated Total Assets at the time of such investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(21)      the acquisition of assets or Capital Stock solely in exchange for the issuance of common equity securities of the Parent;

(22)      Investments by any captive insurance Restricted Subsidiary (x) in the ordinary course of business, of a nature and type described under Cash Equivalents, provided that the maturity of such Investments from the date of acquisition does not exceed five years, or (y) in existence on the Issue Date;

(23)      Investments in respect of, including by way of contribution to, any employee benefit plan or arrangement (including pension and retirement plans);

(24)      any Investment; provided that on a pro forma basis after giving effect to such Investment (x) the Consolidated Total Debt Ratio would be equal to or less than 5.00 to 1.00 and (y) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(25)      any Investment the proceeds of which will be used to repurchase the Equity Interests or phantom Equity Interests (including stock appreciation rights and similar incentive or deferred compensation instruments) of any Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1)        pledges, deposits or security by such Person under workmen’s compensation laws, unemployment insurance, employers’ health tax, and other social security laws or similar legislation or other insurance related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety, stay, customs, appeal or similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case, incurred in the ordinary course of business;

(2)        Liens imposed by law or regulation, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, contractors’, architects’ and other similar Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)        Liens for taxes, assessments or other governmental charges not yet due and payable for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property the Parent or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

(4)        Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)        minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)        Liens securing Indebtedness permitted to be incurred pursuant to Section 10.07(b)(i), (ii), (iv), (xii), (xiv), (xviii) or (xxiii); provided that, (x) in the case of Section 10.07(b)(iv), such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or Refinanced under such Section 10.07(b)(iv), (y) in the case of Section 10.07(b)(xiv), (i) such Liens are limited to all or part of the same property or assets, including Capital Stock (plus improvements, accessions, proceeds or dividends or distributions in respect thereof, or replacements of any thereof) acquired, or of any Person acquired or merged, consolidated or amalgamated with or into the Parent or any Restricted Subsidiary, in any transaction to which such Indebtedness relates or (ii) on the date of incurrence of such Indebtedness after giving effect to such incurrence, the Consolidated Secured Debt Ratio would be equal to or be less than the Consolidated Secured Debt Ratio immediately prior to giving effect thereto and (z) in the case of Section 10.07(b)(xviii) and Section 10.07(b)(xxiii), such Lien may not extend to any assets other than the assets owned by the Restricted Subsidiaries incurring such Indebtedness;

(7)        Liens existing on the Issue Date (other than Liens incurred in connection with the Senior Credit Facility and the ABL Credit Facility);

(8)        Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Parent or any Restricted Subsidiary;

(9)        Liens on property at the time the Parent or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Parent or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, that the Liens may not extend to any other property owned by the Parent or any Restricted Subsidiary;

(10)      Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Parent or another Restricted Subsidiary permitted to be incurred in accordance with Section 10.07 hereof;

(11)      Liens securing Hedging Obligations and Cash Management Services so long as the related Indebtedness is, and is permitted under this Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

(12)      Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)      leases, subleases, licenses or sublicenses (including, without limitation, real property and intellectual property) granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Parent or any Restricted Subsidiary and do not secure any Indebtedness;

(14)      Liens arising from Uniform Commercial Code (or equivalent statute) financing statement filings regarding operating leases or consignments entered into by the Parent or any Restricted Subsidiary in the ordinary course of business;

(15)      Liens in favor of the Issuer or any Guarantor;

(16)      Liens on inventory or equipment of the Parent or any Restricted Subsidiary granted in the ordinary course of business to the Parent’s or such Restricted Subsidiaries’ client at which such inventory or equipment is located;

(17)      Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18)      Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6) (solely with respect to Liens securing Indebtedness permitted to be incurred pursuant to clauses (ii), (iv), (xii), (xiv), (xviii) or (xxiii) of Section 10.07(b)), (7), (8), (9), (10), (18), (20) and (23) of this definition of “Permitted Liens”; provided that (A) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property), and (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6) (solely with respect to Liens securing Indebtedness permitted to be incurred pursuant to clauses (ii), (iv), (xii), (xiv), (xviii) or (xxiii) of Section 10.07(b)), (7), (8), (9), (10), (18), (20) and (23) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, and accrued and unpaid interest related to such refinancing, refunding, extension, renewal or replacement;

(19)      (x) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business and (y) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(20)      Liens to secure Indebtedness incurred pursuant to the covenant described under Section 10.07; provided that (x) no Event of Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto and (y) the Consolidated Secured Debt Ratio, calculated on a pro forma basis after giving effect to the incurrence of such Lien, the related Indebtedness and the application of net proceeds therefrom, would be no greater than 4.20 to 1.00;

(21)      other Liens securing obligations which obligations at any one time outstanding do not exceed the greater of (x) $60.0 million and (y) 3% of Consolidated Total Assets at the time of incurrence;

(22)      Liens securing judgments for the payment of money not constituting an Event of Default under Section 5.01(e);

(23)      Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)      Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking or other financial institutions or electronic payment service providers arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(25)      Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.07;

(26)      Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(27)      Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(28)      Liens solely on any cash earnest money deposits made by the Parent or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Indenture;

(29)      the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(30)      restrictive covenants affecting the use to which real property may be put; provided that the covenants are complied with;

(31)      security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(32)      (i) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements and (ii) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Parent or any of its Restricted Subsidiaries;

(33)      Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Parent or any Restricted Subsidiary in the ordinary course of business;

(34)      any Lien granted pursuant to a security agreement between the Parent or any Restricted Subsidiary and a licensee of their intellectual property to secure the damages, if any, of such licensee resulting from the rejection by the Parent or such Restricted Subsidiary of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Parent or such Restricted Subsidiary; provided that such Liens do not cover any assets other than the intellectual property subject to such license;

(35)      Liens (including put and call arrangements) on Capital Stock or other securities of Unrestricted Subsidiaries with respect to Indebtedness incurred by such Unrestricted Subsidiaries;

(36)      any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(37)      Liens on cash, Cash Equivalents or other property or assets used to defease or to irrevocably satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by this Indenture;

(38)      (i) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Parent or any Restricted Subsidiary of the Parent has easement rights or on any leased property and subordination or similar agreements relating thereto; (ii) any condemnation or eminent domain proceedings affecting any real property and (iii) any interest or title of a lessor, sublessor, license, sublicensee, licensor or sublicensor under any lease or license agreement in the ordinary course of business permitted by this Indenture;

(39)      Liens on property or assets under construction (and related rights) in favor of a contractor or developer arising from progress or partial payments by a third party relating to such property or assets;

(40)      Liens arising as a result of a Sale and Lease-Back Transaction;

(41)      Liens on equipment, inventory and goods, including supplies, materials and work in process, created in the ordinary course of business in favor of a governmental entity by operation of the Federal Acquisition Regulation, any amendments, supplements or updates thereto and any similar laws, in connection with the performance by the Parent and its Subsidiaries of contracts with a governmental entity;

(42)      Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets; and

(43)      Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to paragraphs (3) and (8), (13), (20) and (24) of the definition of “Permitted Investments” or to be applied against the purchase price for such Investment, or (ii) consisting of an agreement to dispose of any property in an Asset Sale permitted under the Asset Sale covenant, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien..

For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Parent shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (20) of this definition (giving effect to the incurrence of such portion of such Indebtedness), the Parent, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (20) of this definition and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Permitted Parent” means any Person so long as such Person directly or indirectly holds 100.0% of the total voting power of the Voting Stock of the Parent, and at the time such Person acquired such voting power, no Person and no group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1)under the Exchange Act) (other than any Permitted Holder), shall have beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of 50.0% or more of the total voting power of the Voting Stock of such Person.

“Permitted Transferee” means in the case of any Management Holders, (i) his or her heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) or direct lineal descendants or (iii) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Holder, as the case may be, and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 3.06 in exchange for a mutilated Note or in lieu of a destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“preferred stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Protected Purchaser” has the meaning specified in Section 3.06 of this Indenture.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business.

“Rating Agencies” mean Moody’s, S&P, Fitch or if Moody’s, S&P or Fitch or any or all of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Parent which shall be substituted for Moody’s, S&P or Fitch or any or all of them, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent and the Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Parent or any Restricted Subsidiary sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.

“Receivables Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.

“Redemption Date,” when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, Disqualified Stock or preferred stock, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness, Disqualified Stock or preferred stock in exchange or replacement for, such Indebtedness, Disqualified Stock or preferred stock, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” has the meaning specified in Section 10.07 of this Indenture.

“Refunding Capital Stock” has the meaning specified in Section 10.06 of this Indenture.

“Regular Record Date” has the meaning specified in Section 3.01 of this Indenture.

“Responsible Officer,” means any director, vice president, assistant vice president, associate, or any other officer of the Trustee within the corporate trust department customarily performing functions similar to those performed by any of the above designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payments” has the meaning specified in Section 10.06 of this Indenture.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Parent (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Retired Capital Stock” has the meaning specified in Section 10.06 of this Indenture.

“Reversion Date” has the meaning specified in Section 10.14(a) of this Indenture.

“S&P” means S&P Global Ratings (a division of S&P Global Inc.) or any successor to the rating agency business thereof.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Parent or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Parent or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission or any successor agency thereto.

“Second Commitment” has the meaning specified in Section 10.13 of this Indenture.

“Secured Indebtedness” means any Indebtedness of the Parent or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the Credit Facility provided under the credit agreement dated as of April 1, 2014 among the Issuer, the guarantors party thereto, the lenders party thereto from time to time in their capacities as lenders thereunder, and Credit Suisse AG, as administrative agent and collateral agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings or refinancings thereof and any one or more indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Senior Indebtedness” means with respect to any Person:

(1)        Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2)       all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, in the case of both clauses (1) and (2), to the extent permitted to be incurred under the terms of this Indenture, unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinated in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1)       any obligation of such Person to the Parent or any Subsidiary of the Parent;

(2)       any liability for federal, state, local or other taxes owed or owing by such Person;

(3)       any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(4)       any Capital Stock;

(5)       any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(6)       that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.

“Senior Secured Indebtedness” means Senior Indebtedness that is Secured Indebtedness.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02(w) of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business or other activities conducted or proposed to be conducted by the Parent and its Restricted Subsidiaries on the Issue Date or any business or other activities conducted by any entity that is similar, reasonably related, complementary, incidental or ancillary thereto or a reasonable extension, development or expansion thereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.

“Stated Maturity,” when used with respect to any Note or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means:

(1)       with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2)       with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under this Indenture.

“Subsidiary” means, with respect to any Person,

(1)       any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and

(2)       any partnership, joint venture, limited liability company or similar entity of which:

(A)      more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as the case may be, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(B)      such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

provided that any reference in this Indenture to a “Subsidiary” of the Parent shall exclude any Person whose financial statements are not consolidated with the financial statements of the Parent in accordance with GAAP.

“Subsidiary Guarantors” means the Guarantors other than the Parent.

“Successor Company” has the meaning specified in Section 8.01 of this Indenture.

“Suspended Covenants” has the meaning specified in Section 10.14(a) of this Indenture.

“Suspension Date” has the meaning specified in Section 10.14(a) of this Indenture.

“Suspension Period” has the meaning specified in Section 10.14(a) of this Indenture.

“Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.

“Transactions” means (i) the issuance and sale of the notes pursuant to the Offering Document, (ii) the application of the net proceeds from the foregoing for the repayment of a portion of the outstanding borrowings under the Senior Credit Facility, (iii) the repricing of the Senior Credit Facility as described in the Offering Document and (iv) the payment of fees and expenses in connection with each of the foregoing.

“Treasury Rate” means, as of any applicable redemption date, as determined by the Parent, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the applicable redemption date) of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Parent) most nearly equal to the period from the applicable redemption date to May 1, 2024; provided, however, that if the period from the applicable redemption date to May 1, 2024 is not equal to the constant maturity of a United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the applicable redemption date to May 1, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1)       any Subsidiary of the Parent (other than the Issuer) which at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Parent, as provided below) and

(2)       any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Parent may designate any Subsidiary (other than the Issuer), including any existing Subsidiary and any newly acquired or newly formed Subsidiary, to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Parent or any Subsidiary of the Parent (other than any Subsidiary of the Subsidiary to be so designated); provided that:

(1)       any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Parent,

(2)       such designation complies with Section 10.06, and

(3)       each of

(A)      the Subsidiary to be so designated and

(B)       its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Parent or any Restricted Subsidiary.

The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation no Default shall have occurred and be continuing and either:

(1)       the Parent could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under Section 10.07(a), or

(2)       the Fixed Charge Coverage Ratio for the Parent and the Restricted Subsidiaries would be equal to or greater than such ratio for the Parent and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Board of Directors of the Parent shall be notified by the Parent to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Vice President,” when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or preferred stock, as the case may be, at any date, the quotient obtained by dividing:

(1)       the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or preferred stock multiplied by the amount of such payment, by

(2)       the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.03.        Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and, other than in connection with the addition of a new Guarantor or parent guarantor, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 10.04) shall include:

(i)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)         a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)         a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.04.        Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.

Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05.        Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)        The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Note Register.

(d)        If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer shall fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act. Such record date shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. Upon fixing such record date, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided, that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)        Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Issuer or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.06.        Notices, Etc., to Trustee, Issuer, any Guarantor and Agent. Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(i)           the Trustee by any Holder or by the Issuer or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing via facsimile, email in PDF format or mailed, first class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office; or

(ii)          the Issuer or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing via facsimile, or email in PDF or mailed, first class postage prepaid, or delivered by recognized overnight courier, to the Issuer or such Guarantor addressed to GYP Holdings III Corp., 100 Crescent Centre Parkway Suite 800. Tucker, GA 30084, or at any other address previously furnished in writing to the Trustee by the Issuer or such Guarantor.

A copy of all notices to any Agent shall be sent to the Trustee at the address shown above. Any Person may change its address by giving notice of such change as set forth herein.

Section 1.07.        Notice to Holders; Waiver. Where this Indenture provides for notice of any event to Holders by the Issuer or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and delivered electronically or mailed, first class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Notices given by publication shall be deemed given on the first date on which publication is made, notices given by first-class mail, postage prepaid, shall be deemed given five calendar days after mailing; notices sent by overnight delivery service will be deemed given when delivered; and notices given electronically shall be deemed given when sent. Any notices required to be given to the holders of Notes that are in global form will be given to the Depository.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.08.        Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only, are not intended to be considered a part hereof and shall not affect the construction hereof.

Section 1.09.        Successors and Assigns. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 12.08 hereof.

Section 1.10.        Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.        Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.        Governing Law. This Indenture, the Notes and any Guarantee shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto agree to submit to the jurisdiction of any United States federal or state court located in the borough of Manhattan, in the city of New York, in any action or proceeding arising out of or relating to this indenture or the notes.

Section 1.13.        Legal Holidays. In any case where any Interest Payment Date, Redemption Date or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, or at the Stated Maturity or Maturity; provided, that no interest shall accrue for purposes of such payment for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

Section 1.14.        No Personal Liability of Directors, Managers, Officers, Employees and Stockholders. No director, manager, officer, employee, incorporator, member or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability to the fullest extent permitted by applicable law. The waiver and release are part of the consideration for issuance of the Notes.

Section 1.15.        Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile, PDF transmission or similar imaged document transmitted by electronic transmission (including .jpeg file or any electronic signature complying with the U.S. Federal ESIGN Act of 2000, including Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Company and reasonably available at no undue burden or expense to the Trustee) shall be deemed original signatures for all purposes hereunder and shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. The Trustee shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 1.16.        USA Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable AML Law.

Section 1.17.        Waiver of Jury Trial. Each of the Issuer, any Guarantor and the Trustee and each Holder, by its acceptance thereof, thereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Notes or any of the Transactions contemplated thereby or hereby.

Section 1.18.        Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.19.        Trust Indenture Act. This Indenture is not qualified under the Trust Indenture Act, and the Trust Indenture Act shall not apply to or in any way govern the terms of this Indenture, including Section 316(b) thereof. No provisions of the Trust Indenture Act are incorporated into this Indenture.

Article 2
Note Forms

Section 2.01.        Form and Dating. Provisions relating to the Notes are set forth in Annex I attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Issuer). Each Note shall be dated the date of its authentication. The terms of the Note set forth in the Appendix are part of the terms of this Indenture.

Section 2.02.        Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by at least one Officer. The signature of any Officer on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

Notes bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Issuer shall bind the Issuer, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver the Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Notes.

On the Issue Date, the Issuer shall deliver the Initial Notes in the aggregate principal amount of $350,000,000 executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Notes, specifying the principal amount and registered holder of each Note, directing the Trustee to authenticate the Notes and deliver the same to the persons named in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Initial Notes. At any time and from time to time after the Issue Date, the Issuer may deliver Additional Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Additional Notes, specifying the principal amount of and registered holder of each Note, directing the Trustee to authenticate the Additional Notes and deliver the same to the persons in such Issuer Order and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Additional Notes. In each case (other than the issuance of the Initial Notes), the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Issuer that it may reasonably require in connection with such authentication of Notes. Such Issuer Order shall specify the date on which the original issue of Notes is to be authenticated. In authenticating Additional Notes and accepting the additional responsibilities under this Indenture in relation to such Additional Notes, the Trustee shall receive, and be fully protected in relying on (without further investigation or verification):

(a)        A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, certified by the Secretary or an Assistant Secretary of the Issuer as having been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, or if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;

(b)        an executed supplemental indenture, if any;

(c)        an Officer’s Certificate delivered in accordance with Section 1.03; and

(d)        an Opinion of Counsel which shall state:

(i)          that the form and terms of such Notes have been established in conformity with the other provisions of this Indenture; and

(ii)         that such Notes, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Each Note shall be dated the date of its authentication.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Issuer or any Guarantor, pursuant to Article 8 of this Indenture, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed a supplemental indenture hereto with the Trustee pursuant to Article 8 of this Indenture, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If the Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.02 in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all the Notes at the time Outstanding for the Notes authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate the Notes. An authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an affiliate of the Issuer.

Article 3
The Notes

Section 3.01.        Title and Terms. The aggregate principal amount of the Notes which may be authenticated and issued under this Indenture is not limited; provided that any Additional Notes issued under this Indenture are issued in accordance with Sections 2.02, 3.13 and 10.07 hereof, as part of the same series as the Initial Notes.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be known and designated as the “4.625% Senior Notes due 2029” of the Issuer. The Stated Maturity of the Notes shall be May 1, 2029, whether or not a Business Day, and the Notes shall bear interest at the rate of 4.625% per annum from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on November 1, 2021 whether or not a Business Day, and semi-annually thereafter on May 1, whether or not a Business Day, and November 1, whether or not a Business Day, in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for and to the Person in whose name the Note (or any Predecessor Note) is registered at the close of business on April 15, whether or not a Business Day, and October 15, whether or not a Business Day, immediately preceding such Interest Payment Date (each, a “Regular Record Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period will end on (but not include) the relevant interest payment date.

The principal of (and premium, if any) and interest on the Notes shall be payable at the offices or agencies of the Issuer set forth in Section 3.02, or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the Note Register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more permanent Global Notes registered in the name of or held by the Depository or its nominee will be made by wire transfer of immediately available funds to the Depository. If the due date for any payment in respect of any Notes is not a Business  Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

Holders shall have the right to require the Issuer to purchase their Notes, in whole or in part, in the event of a Change of Control pursuant to Section 10.12. The Notes shall be subject to repurchase pursuant to an Asset Sale Offer as provided in Section 10.13.

The Notes shall be redeemable as provided in Article 11.

The due and punctual payment of principal of (and premium, if any) and interest on the Notes payable by the Issuer is irrevocably unconditionally guaranteed, to the extent set forth herein, by each of the Guarantors.

Section 3.02.        Note Registrar, Transfer Agent and Paying Agent. The Issuer shall maintain one or more paying agents where the Notes may be presented for payment (each, a “Paying Agent”). The Issuer hereby appoints the Trustee as the initial Paying Agent.

The Issuer shall be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price or other amounts payable on the Notes. The Issuer will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Issuer will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Issuer’s calculations without independent verification. The Trustee shall forward the Issuer’s calculations to any Holder of the Notes upon the written request of such Holder.

The Issuer will also maintain one or more registrars (each, a “Note Registrar”) where Notes may be presented for registration of transfer or for exchange and a transfer agent (a “Transfer Agent”). The Issuer hereby appoints the Trustee as the initial Note Registrar and Transfer Agent and the Trustee hereby accepts such appointment. The Note Registrar and the Transfer Agent will maintain a register (in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Note Register”) reflecting ownership of the Definitive Notes (as defined herein) outstanding from time to time and will make payments on and facilitate transfer of Definitive Notes on behalf of the Issuer. The Note Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee. The Issuer may change the Paying Agents, the Note Registrars or the Transfer Agents without prior notice to the Holders. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Note Registrar” includes any co-registrars.

The Issuer shall enter into an appropriate agency agreement with any Note Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.07. The Issuer or any Affiliate thereof may act as Paying Agent or Note Registrar.

The Issuer acknowledges that neither the Trustee nor any Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction.

Section 3.03.        Denominations. The Notes shall be issuable only in registered form without coupons and only in denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

Section 3.04.        Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute, and upon Issuer Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.02, without charge to the Holder.

Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 3.05.        Registration of Transfer and Exchange. Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 10.02, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, the Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency together with endorsement, instrument of exchange and such other required deliverables in form satisfactory to the Issuer, the Note Registrar and the Trustee. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and upon receipt of an Issuer Order, the Trustee shall authenticate and deliver in accordance with such Issuer Order, the Notes which the Holder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of the Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Issuer, the Note Registrar or the Trustee) be duly endorsed, or be accompanied by written instruments of transfer, in form satisfactory to the Issuer, the Note Registrar and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Issuer may require payment of a sum sufficient to cover any taxes, fees or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Notes, other than exchanges pursuant to Sections 2.02 3.04, 9.05, 10.12, 10.13 or 11.08 not involving any transfer.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Notes in global form) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.06.        Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Note Registrar, Trustee, or the Issuer and the Trustee receives evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer and the Trustee such security and/or indemnity to save each of them harmless from any claim, loss, cost or liability resulting from such lost or stolen Note, then, in the absence of written notice to the Issuer or the Trustee that such Note has been acquired by a Protected Purchaser (as defined in Section 8-303 of the Uniform Commercial Code) (a “Protected Purchaser”), the Issuer shall execute and upon Issuer Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section 3.06, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Note issued pursuant to this Section 3.06 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and each Guarantor, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 3.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.07.        Payment of Interest; Interest Rights Preserved. (a) Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Issuer maintained for such purpose pursuant to Section 10.02; provided that, subject to Section 3.01 hereof, each installment of interest may at the Issuer’s option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 3.08, to the address of such Person as it appears in the Note Register or (ii) transfer to an account maintained by the payee; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium on, if any, and interest on, all Notes in global form and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer and the Paying Agent. If paying principal, premium, or interest on a global note, not later than 10:00 a.m. (New York City time) on the due date of any principal of or interest on any Notes of a series, or any redemption or purchase price of the Notes, the Issuer will deposit with the Paying Agent (and the Paying Agent shall have received such funds by such time) money in immediately available funds sufficient to pay such amounts, provided that if the Parent, the Issuer, a Subsidiary Guarantor or any of their Subsidiaries is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders of the Notes of such series a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.

(b)        Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”) may be paid by the Issuer, at its election in each case, as provided in clause (i) or (ii) below:

(i)           the Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such Special Record Date, and in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 1.07, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (ii); and

(ii)          the Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii)         Subject to the foregoing provisions of this Section 3.07, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 3.08.        Persons Deemed Owners. Prior to the due presentment of a Note for registration of transfer, the Issuer, any Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 3.05 and 3.07) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the Trustee or any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

Section 3.09.        Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be cancelled by the Trustee in accordance with its customary procedures. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be cancelled by the Trustee in accordance with its customary procedures. If the Issuer shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 3.09, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures. Evidence or confirmation of the cancellation of such Notes shall be delivered to the Company by the Trustee upon the Company’s request. The Note Registrar shall maintain a record of all cancelled Notes in accordance with its customary procedures. The Note Registrar shall provide the Company a list of all Notes that have been cancelled from time to time as requested by the Company.

Section 3.10.        Computation of Interest.

(a)        Interest on the Notes shall accrue at the rate of 4.625% per annum.

(b)        Interest on the Notes shall be payable semi-annually in arrears on May 1 and November 1 of each year, commencing November 1, 2021. The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes. The Issuer shall make each interest payment to the Holders of record on the immediately preceding April 15 and October 15, respectively. Interest on the Notes shall accrue from the date of the original issuance or, if interest has already been paid, from the date it was most recently paid. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

(c)        The interest rate on the Notes will in no event be higher than the maximum rate permitted by applicable law.

Section 3.11.        Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Note Registrar or a co-registrar with a request to register a transfer, the Note Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Note Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Note Registrar shall make the exchange as requested if the same requirements are met.

The Issuer shall not be required, and without the prior written consent of the Issuer, the Note Registrar shall not be required, to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before provision of a notice of redemption of Notes and ending at the close of business on the day of such provision, (ii) selected for redemption in whole or in part, (iii) that has been tendered in a Change of Control Offer, Asset Sale Offer or other tender offer and (iv) beginning at the opening of business on any record date and ending on the close of business on the related Interest Payment Date.

Section 3.12.        CUSIP, ISIN and Common Code Numbers. The Issuer in issuing the Notes may use CUSIP, ISINs and Common Code numbers (in each case, if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use such CUSIP, ISINs and Common Code numbers in addition to serial numbers in notices of redemption, repurchase or other notices to Holders as a convenience to Holders; provided that the Trustee shall have no liability for any defect in such numbers as they appear on any Note, notice or elsewhere, and provided, further, that any such notice may state that no representation is made as to the correctness of such CUSIP, ISINs and Common Code numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISINs and Common Code numbers applicable to the Notes.

Section 3.13.        Issuance of Additional Notes. The Issuer may, subject to Section 10.07 of this Indenture, issue Additional Notes having identical terms and conditions to the Initial Notes issued on the Issue Date. The Initial Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture; provided, that Additional Notes will not be issued with the same CUSIP, if any, as Initial Notes unless such Additional Notes are fungible with Initial Notes for U.S. Federal income tax purposes.

Section 3.14.        Global Securities. Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depository.

Article 4
Satisfaction and Discharge

Section 4.01.        Satisfaction and Discharge of Indenture. This Indenture will be discharged and will cease to be of further effect to all the Notes issued hereunder and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

(a)        either,

(i)           all Notes that have been previously authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06 and (B) Notes for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or

(ii)          all such Notes that have not been previously delivered to the Trustee, Note Registrar or Paying Agent for cancellation,

(A)         have become due and payable by reason of the making of a notice of redemption pursuant to Section 11.05 or otherwise, or

(B)          will become due and payable at their Stated Maturity within one year, or

(C)          are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, U.S. dollar-denominated Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or Redemption Date, as the case may be;

(iii)         no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes issued hereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(iv)         the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(v)          the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Notes at the Stated Maturity or the Redemption Date, as the case may be; and

(vi)         the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent herein to the satisfaction and discharge of this Indenture have been satisfied.

(b)        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.07, the obligations of the Issuer to any Authenticating Agent under Section 6.12 and, if money or Government Securities shall have been deposited with the Trustee pursuant to subclause (B)) of Section 4.01(a)(ii), the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.

Section 4.02.        Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money or U.S. dollar-denominated Government Securities deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) of the principal (and premium, if any) and interest for whose payment such money or U.S. dollar-denominated Government Securities has been deposited with the Trustee; but such money or U.S. dollar-denominated Government Securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. dollar-denominated Government Securities in accordance with Section 4.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. dollar-denominated Government Securities in accordance with Section 4.01; provided that if the Issuer has made any payment of principal of (and premium, if any) or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. dollar-denominated Government Securities held by the Trustee or Paying Agent.

Article 5
Remedies

Section 5.01.        Events of Default. The following events constitute an “Event of Default”:

(a)        default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes issued under this Indenture;

(b)        default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under this Indenture;

(c)        failure by the Parent for 60 days after the receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding (with a copy to the Trustee) to comply, or to cause any Restricted Subsidiary to comply, with any of its obligations, covenants or agreements (other than a default referred to in clauses (a) and (b) above) contained in this Indenture or the Notes;

(d)        default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Parent or any Restricted Subsidiary or the payment of which is guaranteed by the Parent or any Restricted Subsidiary, other than Indebtedness owed to the Parent or any Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(i)          such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness accelerating the final stated maturity of such Indebtedness, and

(ii)         the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(e)        failure by the Parent, the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million (net of amounts covered by insurance policies issued by reputable insurance companies), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(f)         any of the following events with respect to the Parent, the Issuer or any Significant Subsidiary:

(i)         the Parent, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(A)           commences a voluntary case;

(B)           consents to the entry of an order for relief against it in an involuntary case;

(C)           consents to the appointment of a custodian of it or for any substantial part of its property;

(D)           takes any comparable action under any foreign laws relating to insolvency; or

(ii)        a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)           is for relief against the Parent, the Issuer or any Significant Subsidiary in an involuntary case;

(B)           appoints a custodian of the Parent, the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(C)           orders the winding up or liquidation of the Parent, the Issuer or any Significant Subsidiary;

and

(D)           the order or decree remains unstayed and in effect for 60 days; or

(g)       the Guarantee of any Guarantor that is a Significant Subsidiary shall for any reason cease to be in full force (except as contemplated by the terms thereof or hereof) and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary denies that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination of the related Indenture or the release of any such Guarantee in accordance with this Indenture, and such Default continues for 10 days.

Section 5.02.        Acceleration of Maturity; Rescission and Annulment. (a) If any Event of Default (other than an Event of Default specified in Section 5.01(f) above with respect to the Issuer) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes issued under this Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the Outstanding Notes to be due and payable immediately, by a notice to the Issuer (and to the Trustee if given by Holders). The Trustee is not deemed to have any knowledge of the occurrence of, or the cure of, any Event of Default, except, and then only to the extent that, the Trustee has received written notice of a Default or Event of Default from the Issuer or a Holder. The Trustee is under no obligation to investigate or confirm any Default or Event of Default.

(b)        Upon the effectiveness of a declaration under Section 5.02(a), such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under Section 5.01(f) with respect to the Issuer, all Outstanding Notes will become due and payable without further action or notice. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default, except a Default or Event of Default relating to the payment of principal, premium, if any, or interest if it determines that withholding notice is in the interest of the Holders. In addition, the Trustee shall have no obligation to accelerate the Notes if the Trustee determines acceleration is not in the best interest of the Holders of the Notes.

(c)        The Holders of a majority in aggregate principal amount of the Outstanding Notes issued thereunder by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture (except a continuing Default or Event of Default in the payment of interest on, premium, if any, or the principal of any such Note held by a non-consenting Holder) and rescind any acceleration and its consequences with respect to the Notes, provided such rescission would not conflict with any judgment of a court of competent jurisdiction.

(d)        Notwithstanding the preceding paragraph, in the event of any Event of Default specified in Section 5.01(d) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose,

(i)          the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, or

(ii)         the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

(iii)        if the default that is the basis for such Event of Default has been cured.

Section 5.03.        Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

(i)          default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

(ii)         default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer, any Guarantor or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, any Guarantor or any other obligor upon the Notes, wherever situated.

Subject to Section 6.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture except at the request or direction of any of the Holders of the Notes and then only if such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense.

Section 5.04.        Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor including any Guarantor, upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer or any Guarantor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i)          to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(ii)         to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.        Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 5.06.        Application of Money Collected. Any money or property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee and its Agents (including any predecessor Trustee) under Section 6.07;

SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

THIRD: The balance, if any, to the Issuer or as a court of competent jurisdiction may direct in writing; provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.06.

Section 5.07.        Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder shall pursue any remedy with respect to this Indenture or the Notes, unless:

(i)          such Holder has previously given the Trustee notice that an Event of Default is continuing;

(ii)         Holders of at least 25% in principal amount of the Outstanding Notes have requested the Trustee to pursue the remedy;

(iii)        such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)        the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity satisfactory to it against any loss, liability or expense; and

(v)         Holders of a majority in principal amount of the Outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period,

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Guarantees to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or the Guarantees, except in the manner herein provided and for the equal and ratable benefit of all the Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.08.        Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Note of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.        Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or the Guarantees and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, any other obligor of the Notes, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.        Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.        Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.        Control by Holders. The Holders of a majority in aggregate principal amount of the then Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee with respect to the Notes. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 5.13.        Waiver of Stay or Extension Laws. Each of the Issuer, the Guarantors and any other obligor on the Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Guarantors and any other obligor on the Notes (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.14.        Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney’s fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.14 does not apply to a suit by the Trustee, a suit by a Holder relating to right to payment hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

Article 6
The Trustee

Section 6.01.        Duties of the Trustee. (a) Except during the continuance of an Event of Default of which the Trustee has received written notice:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required by any provision hereof to be provided to it, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(b)        If an Event of Default has occurred and is continuing of which the Trustee has received written notice (which written notice shall have been given to a Responsible Officer by the Issuer or by Holders of at least 25% of the aggregate principal amount of the Notes), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(c)        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)          this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts and

(iii)        the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the then Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)        Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.

(e)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers vested in it by this Indenture, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 6.02.        Notice of Defaults. Within 90 days after the earlier of receipt from the Issuer of notice of the occurrence of any Default or Event of Default hereunder or the date when such Default or Event of Default becomes known to the Trustee, the Trustee shall transmit notice of such Default or Event of Default hereunder known to the Trustee, unless such Default or Event of Default shall have been cured or waived; provided that, except in the case of a Default or Event of Default in the payment of the principal of (or premium, if any, on) or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interest of the Holders.

Section 6.03.        Certain Rights of Trustee. (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) delivered to it by the Issuer, any Holder, any legal counsel or any third party retained by or acting on behalf of any of the foregoing, believed by it to be genuine and to have been signed or presented by the proper party or parties, without further inquiry. The Trustee will not perform, and has no obligation to perform, calculations or determinations of compliance with respect to any covenants or with respect to the availability of any basket or ratio under this Indenture.

(b)        Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a certified Board Resolution.

(c)        Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer’s Certificate or Opinion of Counsel.

(d)        The Trustee shall not be charged with knowledge of any fact, Default or Event of Default with respect to the Notes unless either (i) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (ii) written notice of such fact, Default or Event of Default shall have been received by a Responsible Officer and references this Indenture and the Notes. Delivery of reports to the Trustee pursuant to Section 10.05 shall not constitute knowledge of, or notice to, the Trustee of the information contained therein.

(e)        The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f)         The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of the Notes pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(g)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture or inquire as to the performance by the Issuer or the Guarantors of any of their covenants in this Indenture, but the Trustee, may make such further inquiry or investigation into such facts or matters, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(h)        The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(i)         The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(j)         The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder whether as an Agent or otherwise, and each agent, custodian and other Person employed to act hereunder.

(k)        The Trustee may request that the Issuer deliver an Incumbency Certificate substantially in the form of Exhibit B hereto setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Incumbency Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(l)         The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(m)       In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunction of utilities, third-party communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices to resume performance as soon as practicable under the circumstances.

(n)        The permissive right of the Trustee to take actions permitted by this Indenture shall not be construed as an obligation or duty to do so.

(o)        In no event shall the Trustee be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 6.04.        Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and, in the Notes, except for the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and neither the Trustee nor any Agent assumes responsibility for their correctness. Neither the Trustee nor any Agent makes representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder. Neither the Trustee nor any Agent shall be accountable for the use or application by the Issuer of Notes or the proceeds thereof or the Offering Document or any other documents used in connection with the sale or distribution of the Notes.

Section 6.05.        Individual Rights of Trustee. The Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Note Registrar or such other agent. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

Section 6.06.        Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

Section 6.07.        Compensation and Reimbursement. The Issuer and the Guarantors, jointly and severally, agree:

(i)           to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(ii)          except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct; and

(iii)         to indemnify the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, claim, damage or expense, including taxes (other than the taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs and expenses of defending itself against any claim regardless of whether the claim is asserted by the Issuer, a Guarantor, a Holder or any other Person or liability in connection with the exercise or performance of any of its powers or duties hereunder, including the reasonable costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 6.07).

The Trustee shall notify the Issuer promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity. Failure to provide such notice shall not relieve the Issuer of its obligations in this Section 6.07 unless the failure to notify the Issuer impairs the Issuer’s ability to defend such claim. The Issuer may, at the request of the Trustee, defend the claim and the Trustee shall cooperate in the defense; provided that the Trustee and its agents subject to the claim may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel; provided however, that the Issuer shall not be required to pay such fees and expenses if the Issuer assumes the Trustee’s defense and there is no conflict of interest between the Issuer and the Trustee and its agents subject to the claim in connection with such defenses, as reasonably determined by the Trustee. The Issuer need not pay for any settlement made without its written consent.

The obligations of the Issuer and the Guarantors under this Section 6.07 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee. As security for the performance of such obligations of the Issuer, the Trustee shall have a claim prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust solely for the benefit of the Holders entitled thereto for the payment of principal of (and premium, if any) or interest on particular Notes.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Bankruptcy Law. “Trustee” for the purposes of this Section 6.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder as permitted by this Indenture; provided, however, that the negligence or willful misconduct of any predecessor Trustee hereunder shall not affect the rights of any other successor Trustee hereunder (other than a successor Trustee that is successor by merger or consolidation to such predecessor Trustee).

The provisions of this Section 6.07 shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee.

Section 6.08.        Corporate Trustee Required; Eligibility. There shall be at all times a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to as such and has a combined capital and surplus of at least $50,000,000.

If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, State, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.08, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.08, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 6.09.        Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(b)        The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)        The Trustee may be removed at any time by the Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Issuer. If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Issuer, any court of competent jurisdiction for the appointment of a successor Trustee.

(d)        If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)        The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 1.07. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 6.10.        Acceptance of Appointment by Successor. (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 6.11.        Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided that, the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.12.        Appointment of Authenticating Agent. At any time when any of the Notes remain Outstanding, the Trustee may appoint one or more agents (each an “Authenticating Agent”) with respect to the Notes which shall be authorized to act on behalf of the Trustee to authenticate Notes and the Trustee shall give written notice of such appointment to all Holders of Notes with respect to which such Authenticating Agent will serve, in the manner provided for in Section 1.07. Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by an authorized signatory of the Trustee, and a copy of such instrument shall be promptly furnished to the Issuer. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Issuer.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent; provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Issuer and shall give written notice of such appointment to all Holders of Notes, in the manner provided for in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Issuer agrees to pay to each Authenticating Agent from time to time such compensation for its services under this Section 6.12 as shall be agreed in writing between the Issuer and such Authenticating Agent.

If an appointment is made pursuant to this Section 6.12, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Date:		By:
as Authenticating Signatory

Article 7
Holders Lists and Reports by Trustee and Issuer

Section 7.01.        Issuer to Furnish Trustee Names and Addresses. The Issuer will furnish or cause to be furnished to the Trustee:

(i)           Semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(ii)          at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content to that in clause (i) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided that, if and so long as the Trustee shall be a Note Registrar, no such list need be furnished.

Article 8
Merger, Consolidation or Sale of All or Substantially All Assets

Section 8.01.        Parent and Issuer May Consolidate, Etc., Only on Certain Terms. (a) Neither the Parent nor the Issuer may (1) consolidate or merge with or into or dissolve (whether or not the Parent or the Issuer (as applicable) is the surviving corporation), or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its or its Restricted Subsidiaries’ properties or assets, taken as a whole, in one or more related transactions, to any Person unless:

(i)           either (A) the Parent or the Issuer (as applicable) is the surviving Person or (B) the Person formed by or surviving any such consolidation or merger (if other than the Parent or the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(ii)          the Successor Company, if other than the Parent or the Issuer (as applicable), expressly assumes all the obligations of the Parent or the Issuer (as applicable) under this Indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)         immediately after such transaction, no Default exists;

(iv)         immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the Applicable Measurement Period,

 (A)          the Parent, the Issuer or Successor Company (as applicable) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.07(a) or

 (B)           the Parent, Issuer or Successor Company (as applicable) would have a Fixed Charge Coverage Ratio equal to or greater than it was immediately prior to such transaction;

(v)          each Guarantor, unless it is the other party to the transactions described above, in which case Section 8.02(a)(i)(B) below shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(vi)         the Parent, the Issuer or Successor Company (as applicable) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture.

(b)        The Successor Company shall succeed to, and be substituted for, the Parent or the Issuer (as applicable) under this Indenture and the Notes or Guarantee (as applicable) and the Parent or the Issuer (as applicable) will automatically be released and discharged from its obligations under this Indenture and the Notes or Guarantee (as applicable). Notwithstanding clauses (iii) and (iv) of Section 8.01(a),

(i)           any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Parent or any Restricted Subsidiary; and

(ii)           the Parent or the Issuer may merge with an Affiliate of the Parent solely for the purpose of reincorporating the Parent or the Issuer (as applicable) in any state of the United States, the District of Columbia, or any territory thereof so long as the amount of Indebtedness of the Parent and the Restricted Subsidiaries is not increased thereby.

Section 8.02.        Guarantors May Consolidate, Etc., Only on Certain Terms. (a) Subject to Section 12.08, no Guarantor (other than the Parent) shall, and the Parent shall not permit any such Guarantor to, consolidate or merge with or into or dissolve (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(i)            (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

 (B)           the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

 (C)           immediately after such transaction, no Default exists; and

 (D)           the Parent or the Issuer (as applicable) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or

(ii)            the transaction is an Asset Sale that is not prohibited by Section 10.13.

(b)        Subject to Section 12.08, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Parent solely for the purpose of reincorporating or reorganizing the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Parent and its Restricted Subsidiaries is not increased thereby or (iii) convert into a Person organized or existing under the laws of a jurisdiction in the United States.

Section 8.03.        Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the assets of the Issuer or any Guarantor in accordance with Sections 8.01 and 8.02 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor, as the case may be, under this Indenture or the Guarantees, as the case may be, with the same effect as if such successor Person had been named as the Issuer or such Guarantor, as the case may be, herein or the Guarantees, as the case may be. When a successor Person assumes all obligations of its predecessor hereunder, the Notes or the Guarantees, as the case may be, such predecessor shall be released from all obligations; provided that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes or the Guarantees, as the case may be.

Article 9
Supplemental Indentures

Section 9.01.        Amendments or Supplements Without Consent of Holders. Without the consent of any Holder, the Issuer, any Guarantor (with respect to any amendment relating to its Guarantee) and the Trustee may amend or supplement this Indenture, the Notes and any related Guarantee:

(i)           to cure any ambiguity, omission, mistake, defect or inconsistency;

(ii)          to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(iii)         to comply with Article 8 hereof;

(iv)         to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders;

(v)          to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(vi)         to secure the notes or add covenants for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Issuer or any Guarantor;

(vii)        to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements of Sections 6.09 and 6.10 hereof;

(viii)       to provide for the issuance of Additional Notes, in accordance with this Indenture;

(ix)          to add a Guarantor or a parent guarantor under this Indenture, provided that only the Trustee and the Guarantor or parent guarantor being added need to sign any such supplement or amendment;

(x)           to conform the text of this Indenture, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Document;

(xi)          to amend the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided that, (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(xii)         comply with any requirement of the SEC relating to the qualification of this Indenture under the Trust Indenture Act, to the extent the Indenture is qualified thereunder; or

(xiii)        to comply with the rules of any applicable securities depositary.

Section 9.02.        Amendments, Supplements or Waivers with Consent of Holders. (a) Except as provided in Section 9.01, this Indenture, the Notes and any related Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes, and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, other than Notes beneficially owned by the Issuer or its Affiliates. Notwithstanding the foregoing, without the consent of each Holder of Notes affected thereby, an amendment or waiver may not, with respect to any notes issued under the Indenture and held by a nonconsenting Holder:

(i)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver as confirmed in an Officer’s Certificate to the Trustee,

(ii)           reduce the principal of or change the Maturity of any such Note or reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 11.01; provided that any amendment to the notice requirements may be made with the consent of the Holders of a majority in aggregate principal amount of then outstanding Notes,

(iii)          reduce the rate of or change the time for payment of interest on any Note,

(iv)         waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes issued under this Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders of the Notes,

(v)          make any Note payable in money other than that stated in the Notes,

(vi)         make any change in Section 5.02(c) or the rights of Holders of the Notes to receive payments of principal of or premium, if any, or interest on the Notes,

(vii)        make any change in these amendment and waiver provisions,

(viii)       impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, or

(ix)          make any change to or modify the ranking of any Note or related Guarantee that would adversely affect the Holders.

For purposes of determining whether any Holder shall be disregarded for purposes of such consent, only Notes which a Responsible Officer of the Trustee actually knows to be beneficially owned by the Issuer or its Affiliates shall be disregarded.

(b)        It shall not be necessary for the consent of Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, and it shall be sufficient if such consent approves the substance thereof.

(c)        [Reserved]

(d)        Neither the Parent nor any of its Restricted Subsidiaries may, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act, Non-U.S. Persons or IAI, in each case, who, upon request, confirm that they are “qualified institutional buyers” Non-U.S. Persons or IAI and consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

Section 9.03.        Execution of Amendments, Supplements or Waivers. In executing, or accepting the additional trusts created by, any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer’s Certificate and (other than in the case of an amendment or supplement for the purpose of adding a Guarantor or a parent guarantor under this Indenture in accordance with Section 9.01(ix)) Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized and permitted by this Indenture, complies with the provisions hereof, and is the legal, valid and binding obligation of the Issuer and Guarantor, enforceable against the Issuer and Guarantor in accordance with its terms. Guarantors may, but shall not be required to, execute supplemental indentures that do not modify such Guarantor’s Guarantee. The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.        Effect of Amendments, Supplements or Waivers. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such amendment, supplement or waiver shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.        Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

Section 9.06.        Notice of Supplemental Indentures. Promptly after the execution by the Issuer, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Issuer shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture.

Article 10
Covenants

Section 10.01.      Payment of Principal, Premium, if Any, and Interest. The Issuer covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium on, if any) the Notes in accordance with the terms of the Notes and this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 10.02.      Maintenance of Office or Agency. The Issuer will maintain the offices and agencies specified in Section 3.02. The Issuer will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands with respect to the Notes.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

Section 10.03.      Money for Notes Payments to be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Issuer shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes in accordance with Section 10.01, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee in writing of such action or any failure so to act.

Each Paying Agent agrees:

(i)           that it will hold all sums received by it as Paying Agent for the payment of the principal of or interest on any Notes in trust for the benefit of the Holders or of the Trustee;

(ii)          that it will give the Trustee notice of any failure by the Issuer to make any payment of the principal of or interest on any Notes and any other payments to be made by or on behalf of the Issuer under this Indenture or the Notes when the same shall be due and payable; and

(iii)         that it will pay any such sums so held in trust by it to the Trustee forthwith upon the Trustee’s written request at any time during the continuance of the failure referred to in clause (ii) above.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Issuer on Issuer Request, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily made available to the newswire service of Bloomberg or published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 10.04.    Statement by Officer as to Default. (a) The Issuer will deliver to the Trustee within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Parent, the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officer with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating that, to the best of his or her knowledge, the Issuer during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer’s Certificate shall also notify the Trustee should the Issuer elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 10.04(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)        When any Default or Event of Default has occurred and is continuing under this Indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate specifying such event, notice or other action within ten Business Days of becoming aware of such occurrence.

Section 10.05.    Reports and Other Information. (a) Whether or not the Parent is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Parent will furnish to the Holder, within the time periods specified in the SEC’s rules and regulations (as in effect on the Issue Date):

(i)           (x) all annual and quarterly financial statements that would be required to be contained in a filing with the SEC on Forms 10-K and 10-Q (or any successor or comparable forms) of the Parent, if the Parent were required to file such forms, plus a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and (y) with respect to the annual financial statements only, a report on the annual financial statements by the Parent’s independent registered public accounting firm; and

(ii)          all information that would be required to be contained in filings with the SEC on Form 8-K under Items 1.01 (including furnishing any material debt agreements that would be required to be described in such Form 8-K), 1.02, 1.03, 2.01, 2.05, 2.06, 4.01, 4.02, 5.01 and 5.02(b) and (c) (other than with respect to information otherwise required or contemplated by Item 402 of Regulation S-K) as in effect on the Issue Date if the Parent were required to file such reports; provided, however, that no such current report shall be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Parent (or any of its Subsidiaries) and any director, manager or executive officer, of the Parent (or any of its Subsidiaries).

All such current reports shall be furnished within the time periods specified in the SEC’s rules and regulations for reporting companies under the Exchange Act (after giving effect to any grace period provided thereunder). Any such document or report that the Parent files with the SEC via the SEC’s EDGAR system shall be deemed to be filed with the Holder for purposes of this Section 10.05 at the time such documents are filed via the EDGAR system.

The Parent shall make available such information and such reports (as well as the details regarding the conference call described below) to the Trustee under this Indenture, to any Holder and, upon request, to any beneficial owner of the Notes, in each case, by (i) filing such reports with the SEC (and such reports are publicly available) or (ii) posting such reports on the Parent’s website and issuing a press release in respect thereof. The Parent will hold a quarterly conference call for all Holders and securities analysts (to the extent providing analysis of investment in the notes) to discuss such financial information (including a customary Q&A session) no later than ten (10) Business Days after distribution of such financial information (it being understood that such quarterly conference call may be the same conference call as with GMS Inc.’s (or as applicable, any direct or indirect parent company of the Parent) equity investors and analysts).

(b)       The Parent shall provide at least two of S&P, Moody’s and Fitch (and their respective successors) with information on a periodic basis as S&P, Moody’s or Fitch, as the case may be, shall reasonably require in order to maintain public ratings of the Notes. To the extent not satisfied by the foregoing, the Parent shall also furnish to Holders, securities analysts (to the extent providing analysis of investment in the notes) and prospective investors in the Notes upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Notes are not freely transferable under the Securities Act.

(c)        If the Parent has designated any of its Subsidiaries (other than the Issuer or any successor of the Issuer) as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Parent, then the annual and quarterly information required by clause (1) of the first paragraph of this covenant shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Parent and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

(d)        Notwithstanding the foregoing, the financial statements, information and other documents required to be provided as described above, may be those of (i) the Issuer, (ii) the Parent or (iii) any direct or indirect parent of the Parent rather than those of the Parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Parent and the Restricted Subsidiaries on a standalone basis, on the other hand.

Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Trustee has no obligation to review or confirm any reports, information or documents delivered to or received by the Trustee at any time or from any source, or to notify any person of receipt or failure to receive any reports, information or documents.

The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC under this Indenture.

Section 10.06.      Limitation on Restricted Payments. (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)           declare or pay any dividend or make any payment or distribution on account of the Parent’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

 (A)          dividends or distributions by the Parent or such Restricted Subsidiary payable in Equity Interests (other than Disqualified Stock) of the Parent or such Restricted Subsidiary or in options, warrants or other rights to purchase such Equity Interests; or

 (B)           dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Parent or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(ii)          purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Parent or any direct or indirect parent company of the Parent, including in connection with any merger or consolidation, in each case held by a Person other than the Parent or a Restricted Subsidiary;

(iii)         make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Parent or any Restricted Subsidiary, other than:

 (A)          Indebtedness permitted under clauses (vii) and (viii) of Section 10.07(b); or

 (B)           the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(iv)         make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

 (A)          no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

 (B)           immediately after giving effect to such transaction on a pro forma basis, the Parent could incur $1.00 of additional Indebtedness under Section 10.07(a); and

 (C)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent and the Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by Section 10.06(b)(i) and Section 10.06(b)(vi)(C), but excluding all other Restricted Payments permitted by Section 10.06(b)), is less than the sum of (without duplication):

(1)          50% of the Consolidated Net Income of the Parent for the period (taken as one accounting period) from the first day of the fiscal quarter during which the Issue Date occurs to the end of the Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit, plus

(2)          100% of the aggregate net cash proceeds and the Fair Market Value of marketable securities or other property received by the Parent since immediately after the Issue Date (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 10.07(b)(xii)(A) from the issue or sale of:

(x)        Equity Interests of the Parent, including Retired Capital Stock (as defined below), but excluding cash proceeds and the Fair Market Value of marketable securities or other property received from the sale of:

(A)       Equity Interests to any employee, director, manager or consultant of the Parent, any direct or indirect parent company of the Parent and the Parent’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.06(b)(iv) and

(B)       Designated Preferred Stock and to the extent such net cash proceeds are actually contributed to the Parent, Equity Interests of any direct or indirect parent company of the Parent (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with Section 10.06(b)(iv); or

(y)        Indebtedness of the Parent or a Restricted Subsidiary that has been converted into or exchanged for such Equity Interests of the Parent or any direct or indirect parent company of the Parent;

provided that this clause (2) shall not include the proceeds from (a) Refunding Capital Stock (as defined below), (b) Equity Interests (or Indebtedness that has been converted or exchanged for Equity Interests) of the Parent sold to a Restricted Subsidiary or the Parent, as the case may be, (c) Disqualified Stock (or Indebtedness that has been converted or exchanged into Disqualified Stock) or (d) Excluded Contributions, plus

(3)           100% of the aggregate amount of cash and the Fair Market Value of marketable securities or other property contributed to the capital of the Parent or that becomes part of the capital of the Parent or a Restricted Subsidiary through consolidation or merger following the Issue Date (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or preferred stock pursuant to Section 10.07(b)(xii)(A), (ii) are contributed by a Restricted Subsidiary or (iii) constitute Excluded Contributions), plus

(4)           100% of the aggregate amount received in cash and the Fair Market Value of marketable securities or other property received by means of:

(A)       the sale or other disposition (other than to the Parent or a Restricted Subsidiary) of Restricted Investments made by the Parent and the Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Parent and the Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments made by the Parent or its Restricted Subsidiaries, in each case, after the Issue Date; or

(B)        the sale (other than to the Parent or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Parent or a Restricted Subsidiary pursuant to Section 10.06(b)(xi) or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after the Issue Date, plus

(5)            in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, other than to the extent the Investment in such Unrestricted Subsidiary was made by the Parent or a Restricted Subsidiary pursuant to Section 10.06(b)(xi) or to the extent such Investment constituted a Permitted Investment; plus

(6)            $25.0 million.

(b)        The foregoing provisions shall not prohibit:

(i)          the payment of any dividend or distribution or the consummation of any irrevocable redemption, within 60 days after the date of declaration thereof or the giving of such irrevocable notice, as applicable, if at the date of declaration or the giving of such notice such payment would have complied with the provisions of this Indenture;

(ii)         (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Parent or any Restricted Subsidiary, or any Equity Interests of any direct or indirect parent company of the Parent, in exchange for, or out of the proceeds of a substantially concurrent sale (other than to a Restricted Subsidiary of the Parent) of, Equity Interests of the Parent or any direct or indirect parent company of the Parent to the extent contributed to the Parent (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and

 (B)           if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 10.06(b)(vi)(A) or Section 10.06(b)(vi)(B), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Parent) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that was declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(iii)        the prepayment, exchange, redemption, defeasance, repurchase or other acquisition or retirement for value of (i) Subordinated Indebtedness of the Parent or a Restricted Subsidiary made in exchange for, or out of the proceeds of a substantially concurrent sale of, new Indebtedness of the Parent, or a Restricted Subsidiary, or (ii) Disqualified Stock of the Parent or a Restricted Subsidiary made in exchange for, or out of the proceeds of a substantially concurrent sale of, Disqualified Stock of the Parent or a Restricted Subsidiary, that, in each case is incurred in compliance with Section 10.07 so long as:

 (A)          the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired for value, plus the amount of any premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock,

 (B)          such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so prepaid, exchanged, redeemed, defeased, repurchased, acquired or retired for value,

 (C)          such new Indebtedness or Disqualified Stock has a final scheduled maturity date, or mandatory redemption date, as applicable, equal to or later than (x) the final scheduled maturity date, or mandatory redemption date, as applicable, of the Subordinated Indebtedness or Disqualified Stock being so prepaid, exchanged, redeemed, defeased, repurchased, exchanged, acquired or retired or (y) one year after the final stated maturity of the Notes, and

 (D)          such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, defeased, repurchased, exchanged, acquired or retired or (y) one year after the final stated maturity of the Notes;

(iv)        the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Parent or any direct or indirect parent company of the Parent (1) up to an aggregate amount of $100.0 million or (2) held by any future, present or former employee, director, manager or consultant of the Parent, any of its Subsidiaries or any direct or indirect parent company of the Parent or their estates or the beneficiary of such estates, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, or any stock subscription or shareholder agreement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Parent or any direct or indirect parent company of the Parent in connection with such repurchase, retirement or other acquisition); provided in the case of this clause (iv) (2), that the aggregate amount of Restricted Payments made under such clause does not exceed in any calendar year $20.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, in the case of this clause (iv)(2), that such amount in any calendar year may be increased by an amount not to exceed:

 (A)          the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Parent and, to the extent contributed to the Parent, the cash proceeds from the sale of Equity Interests of any direct or indirect parent company of the Parent, in each case to any future, present or former employees, directors, managers or consultants of the Parent, any of its Subsidiaries or any direct or indirect parent company of the Parent that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (C) of Section 10.06(a); plus

 (B)           the cash proceeds of key man life insurance policies received by the Parent and the Restricted Subsidiaries after the Issue Date, less

 (C)           the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this Section 10.06(b)(iv); provided that the Parent may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) of this Section 10.06(b)(iv) in any calendar year;

and provided, further, that cancellation of Indebtedness owing to the Parent or any Restricted Subsidiary from any future, present or former employees, directors, managers or consultants of the Parent (or any permitted transferee thereof), any direct or indirect parent company of the Parent or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Parent or any direct or indirect parent company of the Parent shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(v)         the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Parent or any Restricted Subsidiary or any class or series of preferred stock of any Restricted Subsidiary, in each case, issued in accordance with the covenant described under Section 10.07 to the extent such dividends are included in the definition of Fixed Charges;

(vi)        (A) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Parent after the Issue Date;

 (B)          the declaration and payment of dividends to any direct or indirect parent company of the Parent, the proceeds of which shall be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent company issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (B) shall not exceed the aggregate amount of cash actually contributed to the Parent from the sale of such Designated Preferred Stock, or

 (C)          the declaration and payment of dividends on Refunding Capital Stock in excess of the dividends declarable and payable thereon pursuant to Section 10.06(b)(ii);

provided that, in the case of each of (A) and (C) of this Section 10.06(b)(vi), for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock, after giving effect to such issuance or declaration on a pro forma basis, the Parent and the Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(vii)      [reserved];

(viii)     the purchase, repurchase, redemption, acquisition or retirement for value of any Equity Interest of the Parent or any Restricted Subsidiary deemed to occur upon (a) the exercise of warrants, stock options or similar rights if such Equity Interests represent a portion of the exercise price thereof, (b) the withholding of Equity Interests in connection with an arrangement to satisfy withholding or similar taxes required by the exercise of warrants, stock options or vesting or settlement of other awards or (c) the cancellation of stock options, warrants or other equity awards;

(ix)        the declaration and payment by the Parent of dividends on the common stock or common equity interests of the Parent or any direct or indirect parent company of the Parent (and any equivalent declaration and payment of a distribution of any security exchangeable for such common stock or common equity interests to the extent required by the terms of any such exchangeable securities and any Restricted Payment to any such parent entity to fund the payment by such parent entity of dividends on such entity’s Capital Stock) following a public offering of such common stock or common equity interests (or such exchangeable securities, as applicable), in an amount in any fiscal year not to exceed 6% of the proceeds received by or contributed to the Parent in or from any such public offering;

(x)         Restricted Payments with the amount of Excluded Contributions made since the Issue Date;

(xi)        so long as no Event of Default shall have occurred and be continuing or would occur as a consequence thereof, other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (xi) not to exceed the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time made;

(xii)       distributions or payments of Receivables Fees;

(xiii)      any Restricted Payment made in connection with the Transactions and the fees and expenses related thereto or used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent company of the Parent to permit payment by such parent of such amount), to the extent permitted by Section 10.09;

(xiv)      the repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those of Section 10.12 and Section 10.13; provided that all Notes tendered by Holders of the Notes in connection with a Change of Control Offer or an Asset Sale Offer, as the case may be, have been repurchased, redeemed, defeased or acquired or retired for value;

(xv)       the declaration and payment of dividends by the Parent to, or the making of loans to, any direct or indirect parent company of the Parent in amounts required for any direct or indirect parent company to pay:

 (A)         franchise and excise taxes and other fees and expenses required to maintain its organizational existence,

 (B)          foreign, federal, state and local income and similar taxes (including any interest or penalties related thereto), to the extent such taxes are attributable to the income, revenue, receipts, capital or margin of the Parent and the Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Parent, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) would be required to pay in respect of such foreign, federal, state and local income taxes for such fiscal year had the Parent, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) been a stand-alone taxpayer (separate from any such direct or indirect parent company of the Parent) for all fiscal years ending after the Issue Date,

 (C)          customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors and managers and consultants of any direct or indirect parent company of the Parent to the extent such salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Parent and the Restricted Subsidiaries, including the Parent’s proportionate share of such amount relating to such parent company being a public company,

 (D)          general corporate or other operating (including, without limitation, expenses related to auditing or other accounting matters) and overhead costs and expenses of any direct or indirect parent company of the Parent to the extent such costs and expenses are attributable to the ownership or operation of the Parent and the Restricted Subsidiaries, including the Parent’s proportionate share of such amount relating to such parent company being a public company,

 (E)           fees and expenses incurred by any direct or indirect parent company of the Parent related to the maintenance by such parent entity of its corporate or other entity existence, and

 (F)           cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Parent or any such direct or indirect parent company of the Parent;

(xvi)      the repurchase, redemption or other acquisition for value of Equity Interests of the Parent deemed to occur in connection with, and the payment of, cash in lieu of fractional shares of such Equity Interests in connection with a share dividend, distribution, share split, reverse share split, merger, consolidation, amalgamation or other business combination of the Parent, in each case, permitted under this Indenture;

(xvii)     the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Parent or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

(xviii)    any Restricted Payment; provided that on a pro forma basis after giving effect to such Restricted Payment (x) the Consolidated Total Debt Ratio would be equal to or less than 5.00 to 1.00 and (y) no Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

(xix)       payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with Article 8.

(c)        As of the Issue Date, all of the Parent’s Subsidiaries shall be Restricted Subsidiaries. The Parent shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Parent and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the second to last sentence of the definition of “Investment.” Such designation shall be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, whether pursuant to Section 10.06(a) or under clauses (x) or (xi) of Section 10.06(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries shall not be subject to any of the restrictive covenants set forth in this Indenture.

(d)        For purposes of determining compliance with this Section 10.06, in the event that a proposed Restricted Payment or Investment (or a portion thereof) meets the criteria of clauses (i) through (xix)) of Section 10.06(b) or is entitled to be made pursuant to Section 10.06(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments” in Section 1.02, the Parent shall be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment or Investment (or portion thereof) among clauses (i) through (xix) of Section 10.06(b), Section 10.06(a) and/or one or more of the exceptions contained in the definition of “Permitted Investments” in Section 1.02 in a manner that otherwise complies with this Section 10.06.

Section 10.07.    Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock. (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Parent shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or, in the case of Restricted Subsidiaries that are not the Issuer or Guarantors, preferred stock; provided that the Parent may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of preferred stock, if, after giving pro forma effect thereto, the Fixed Charge Coverage Ratio of the Parent and its Restricted Subsidiaries would be at least 2.00 to 1.00.

(b)        The foregoing paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(i)          (A) Indebtedness incurred pursuant to Credit Facilities (other than the ABL Credit Facility) by the Parent or any Restricted Subsidiary (including letters of credit or bankers’ acceptances issued or created under any Credit Facility); provided that immediately after giving effect to any such incurrence, the then-outstanding aggregate principal amount of all Indebtedness incurred under this clause (i) does not exceed at any one time (x) $600.0 million plus (y) an additional amount if, after giving pro forma effect to the incurrence of such additional amount and the application of net proceeds therefrom, the Consolidated Secured Debt Ratio is equal to or less than 4.20:1.00 or (B) Indebtedness incurred under the ABL Credit Facility by the Parent or any Restricted Subsidiary and Guarantees in respect of such Indebtedness, up to an aggregate principal amount outstanding at any one time not to exceed the greater of (a) $450 million and (b) the Borrowing Base as of the date of such incurrence, provided, further, that, for purposes of determining the amount of Indebtedness that may be incurred under clause (i)(A)(y), all Indebtedness incurred under this clause (i) shall be treated as Secured Indebtedness;

(ii)         Indebtedness represented by the Notes (including any Guarantee thereof, but excluding Indebtedness represented by Additional Notes, if any, or guarantees with respect thereto);

(iii)        Existing Indebtedness (other than Indebtedness incurred pursuant to clauses (i) and (ii) above);

(iv)        Indebtedness (including Finance Lease Obligations, mortgage or project financings, purchase money obligations or other financings), Disqualified Stock and preferred stock incurred by the Parent or any Restricted Subsidiary, to finance the purchase, lease, construction, development, installation or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets and Indebtedness arising from the conversion of the obligations of the Parent or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Parent or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (iv), and all Refinancing Indebtedness incurred to Refinance any other Indebtedness, Disqualified Stock and preferred stock incurred pursuant to this clause (iv), does not exceed the greater of (x) $275.0 million and (y) 12% of Consolidated Total Assets at the time of incurrence;

(v)         Indebtedness incurred by the Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, bankers’ acceptances, bank guarantees, warehouse receipts or similar facilities issued or entered into in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, performance, surety, appeal or similar bonds, landlord guarantees, completion guarantees or supporting indemnity, bid, warranty, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, performance or surety bonds, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance;

(vi)        Indebtedness arising from agreements of the Parent or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(vii)       Indebtedness of the Parent to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Parent or another Restricted Subsidiary) shall be deemed, in each case to be an incurrence of such Indebtedness not permitted by this clause (vii);

(viii)      Indebtedness of a Restricted Subsidiary owing to the Parent or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness owing to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness is subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Parent or another Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness not permitted by this clause (viii);

(ix)        shares of preferred stock of a Restricted Subsidiary issued to the Parent or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the Parent or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock not permitted by this clause (ix);

(x)         Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(xi)        Indebtedness and obligations in respect of (x) self-insurance, performance, bid, appeal and surety bonds, landlord guarantees and completion guarantees and similar obligations provided by the Parent or any Restricted Subsidiary or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case, in the ordinary course of business and (y) deferred compensation or other similar arrangements incurred by the Parent or any of its Restricted Subsidiaries;

(xii)       (A) Indebtedness, Disqualified Stock and preferred stock of the Parent or any Restricted Subsidiary in an aggregate principal amount or liquidation preference up to 100% of the net cash proceeds received by the Parent since immediately after the Issue Date from the issue or sale of Equity Interests of the Parent or cash contributed to the capital of the Parent (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Parent or any of its Subsidiaries) as determined in accordance with clauses (C)(2) and (C)(3) of Section 10.06(a) to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 10.06(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof); and

 (B)           Indebtedness, Disqualified Stock or preferred stock of the Parent or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and preferred stock then outstanding and incurred pursuant to this clause (12)(B), does not at any one time outstanding exceed the greater of (x) $100.0 million and (y) 5% of Consolidated Total Assets at the time of incurrence (it being understood that any Indebtedness, Disqualified Stock or preferred stock incurred pursuant to this clause (12)(B) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(B) but shall be deemed incurred for the purposes of Section 10.07(a) from and after the first date on which the Parent or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or preferred stock under Section 10.07(a) without reliance on this clause (12)(B));

(xiii)      the incurrence or issuance by the Parent or any Restricted Subsidiary of Indebtedness, Disqualified Stock or preferred stock which serves to Refinance any Indebtedness, Disqualified Stock or preferred stock incurred as permitted under Section 10.07(a) and clauses (ii), (iii), (xii)(A), this clause (xiii) and clause (xiv) below or any Indebtedness, Disqualified Stock or preferred stock issued to so Refinance such Indebtedness, Disqualified Stock or preferred stock (the “Refinancing Indebtedness”) prior to its respective maturity; provided that such Refinancing Indebtedness:

 (A)          has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than (x) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or preferred stock being Refinanced or (y) one year after the final stated maturity of the Notes;

 (B)           to the extent such Refinancing Indebtedness Refinances (i) Indebtedness subordinated to the Notes or any Guarantee of the Notes, such Refinancing Indebtedness is subordinated to the Notes or such Guarantee at least to the same extent as the Indebtedness being Refinanced or (ii) Disqualified Stock or preferred stock, such Refinancing Indebtedness must be Disqualified Stock or preferred stock, respectively;

 (C)           shall not include Indebtedness, Disqualified Stock or preferred stock of a Subsidiary of the Parent that is not a Guarantor that Refinances Indebtedness, Disqualified Stock or preferred stock of the Issuer or a Guarantor; and

 (D)           shall not include Indebtedness, Disqualified Stock or preferred stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or preferred stock of an Unrestricted Subsidiary;

and provided, further, that subclause (A) above of this clause (xiii) shall apply to any refunding or refinancing of any Secured Indebtedness outstanding;

(xiv)      Indebtedness, Disqualified Stock or preferred stock of (x) the Parent or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Parent or any Restricted Subsidiary or merged into, consolidated, amalgamated or otherwise combined with (including pursuant to any acquisition of assets and assumption of liabilities) the Parent or any Restricted Subsidiary in accordance with the terms of this Indenture (including designating an Unrestricted Subsidiary a Restricted Subsidiary); provided that after giving effect to such acquisition, merger or consolidation, either:

 (A)          the Parent would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 10.07(a), or

 (B)           the Fixed Charge Coverage Ratio of the Parent and the Restricted Subsidiaries is equal to or greater than immediately prior to such acquisition, merger or consolidation;

(xv)       Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(xvi)      Indebtedness of the Parent or any Restricted Subsidiary supported by a letter of credit issued pursuant to any Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(xvii)     (A) any guarantee by the Parent or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as, in the case of a guarantee by a Restricted Subsidiary that is not a Guarantor, such Indebtedness could have been incurred directly by the Restricted Subsidiary providing such guarantee, or

 (B)            any guarantee by a Restricted Subsidiary of Indebtedness of the Parent, provided that such guarantee is incurred in accordance with Section 10.11;

(xviii)    Indebtedness of Restricted Subsidiaries that are not Guarantors at any one time outstanding not to exceed, in the aggregate, the greater of (x) $50.0 million and (y) 2.5% of Consolidated Total Assets at the time of incurrence (it being understood that any Indebtedness incurred pursuant to this clause (xviii)) shall cease to be deemed incurred or outstanding for purposes of this clause (xviii) but shall be deemed incurred for the purposes of Section 10.07(a) from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness under Section 10.07(a) without reliance on this clause (xviii);

(xix)       Indebtedness of the Parent or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums, (ii) take or pay obligations contained in supply arrangements, (iii) customer deposits and advance payments, in each case incurred in the ordinary course of business or (iv) guarantees incurred by the Parent or a Restricted Subsidiary in the ordinary course of business in respect of obligations (not for money borrowed) of a Restricted Subsidiary to a supplier, customer, franchisee, lessor or licensee that in each case is not an Affiliate;

(xx)        (a) Indebtedness of the Parent or any of its Restricted Subsidiaries undertaken in connection with customary treasury, depositary, cash management, automatic clearinghouse arrangements, overdraft protections, credit or debit card, purchase card, electronic funds transfer, cash pooling or netting or setting off arrangements or similar arrangements in the ordinary course of business; or consistent with past practice, (b) any obligation, or guaranty of any obligation, of the Parent or any Restricted Subsidiary to reimburse or indemnify a Person extending credit to customers of the Parent or a Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice for all or any portion of the amounts payable by such customers to the Person extending such credit and (c) Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Issue Date, including that (1) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (2) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(xxi)       Indebtedness consisting of Indebtedness issued by the Parent or any of its Restricted Subsidiaries to future, current or former officers, directors, managers and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Parent or any direct or indirect parent company of the Parent to the extent described in Section 10.06(b)(iv);

(xxii)      Indebtedness of the Issuer (and Guarantees thereof by any Guarantor) to the extent that the net proceeds thereof are promptly deposited to defease, redeem or to satisfy and discharge the notes or repurchase the notes tendered in an offer made pursuant to the terms of this Indenture;

(xxiii)     Indebtedness (and any Refinancing of such Indebtedness) incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (xxiii) and then outstanding, does not exceed the greater of (x) $105.0 million and (y) 5% of Consolidated Total Assets at the time such Indebtedness is incurred;

(xxiv)    Indebtedness (and any Refinancing of such Indebtedness) incurred on behalf of, or representing Guarantees of Indebtedness of, Unrestricted Subsidiaries not to exceed the greater of (x) $15.0 million and (y) 2.5% of Consolidated Total Assets at the time that such Indebtedness is incurred;

(xxv)     Indebtedness consisting of promissory notes issued by the Issuer or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Parent or its direct or indirect parent permitted by Section 10.06;

(xxvi)    Indebtedness in respect of matured or drawn Performance Guarantees, but only so long as such Indebtedness is reimbursed or extinguished within five (5) Business Days of being matured or drawn; and

(xxvii)   Attributable Debt in respect of Sale and Lease-Back Transactions not to exceed the greater of (x) $150.0 million and (y) 7.0% of Consolidated Total Assets at the time that such Attributable Debt is incurred.

(c)        For purposes of determining compliance with this Section 10.07,

(i)          in the event that an item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness, Disqualified Stock or preferred stock described in clauses (i) through (xxvi) of Section 10.07(b) or is entitled to be incurred pursuant to Section 10.07(a), the Parent, in its sole discretion, may divide, classify or reclassify such item of Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or preferred stock in one of the above clauses of this Section 10.07; provided that all Indebtedness outstanding under the Senior Credit Facility and the ABL Credit Facility on the Issue Date after giving effect to the Transactions will, as long as such Indebtedness is outstanding, be treated as incurred on the Issue Date under Section 10.07(b)(i); and

(ii)         at the time of incurrence, the Parent shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 10.07(a) and (b).

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or preferred stock for purposes of this Section 10.07. Any Refinancing Indebtedness and any Indebtedness incurred by the Parent, the Issuer, any Subsidiary Guarantor or any Restricted Subsidiary, as the case may be, to refinance Indebtedness incurred under the first paragraph of this covenant or pursuant to clauses (i), (ii), (iii) and (xii), (xiii), (xiv) and (xxiii) of Section 10.07(b) shall be permitted to include additional Indebtedness, Disqualified Stock or preferred stock incurred to pay premiums (including reasonable tender premiums), underwriting discounts, defeasance costs, accrued and unpaid interest, fees and expenses (including, without limitation, original issue discount, upfront fees or similar fees) in connection with such Refinancing.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in another currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed (i) the principal amount of such Indebtedness being Refinanced plus (ii) the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing.

(d)       This Indenture shall not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 10.08.      Liens. The Parent shall not, and shall not permit any other Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless the Notes (or the related Guarantee in the case of Liens of a Guarantor) are equally and ratably secured with (or, in the event the Lien relates to Subordinated Indebtedness, are secured on a senior basis to) the obligations so secured. Any Lien created for the benefit of the Holders of the Notes pursuant to this Section 10.08 will provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 10.09.      Limitations on Transactions with Affiliates. (a) The Parent shall not, and shall not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless:

(i)          such Affiliate Transaction is on terms that are not materially less favorable to the Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(ii)         the Parent delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the Board of Directors of the Parent approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above.

(b)        The foregoing provisions shall not apply to the following:

(i)          (a) transactions between or among the Parent and/or any of its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction and (b) any merger or consolidation of the Parent or any direct or indirect parent of the Parent; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Parent and such merger or consolidation is otherwise in compliance with the terms of this Indenture;

(ii)         any Permitted Investments or Restricted Payments permitted by the provisions of this Indenture;

(iii)        transactions pursuant to compensatory, benefit and incentive plans and similar agreements with officers, directors, managers or employees of the Parent or any of its Restricted Subsidiaries;

(iv)        the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements and employment and severance arrangements provided on behalf of, or for the benefit of, former, current or future officers, directors, managers, employees or consultants of the Parent any direct or indirect parent company of the Parent or any Restricted Subsidiary;

(v)         transactions in which the Parent or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Parent or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(vi)        any agreement or arrangement in effect as of the Issue Date, or any amendment, modification, or supplement thereto or replacement thereof (so long as any such amendment, modification, supplement or replacement is not disadvantageous in any material respect to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date) or any transaction or payments contemplated thereby;

(vii)       the existence of, or the performance by the Parent or any Restricted Subsidiary of its obligations under the terms of, any stockholders agreement or the equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided that the existence of, or the performance by the Parent or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (vii) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders in any material respect when taken as a whole;

(viii)      provision of cash collateral permitted under Section 10.08 and payments and distributions of amounts therefrom;

(ix)         transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Parent and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Parent or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(x)         the issuance or transfer of Equity Interests (other than Disqualified Stock) of the Parent and the granting and performance of customary registration rights;

(xi)        sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(xii)       payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to future, current or former employees, officers, directors, managers or consultants of the Parent, any direct or indirect parent company of the Parent or any Restricted Subsidiary and employment agreements, stock option plans and other similar arrangements with such employees, directors, manager or consultants which, in each case, are approved by the Parent in good faith;

(xiii)      any transaction in which the only consideration paid by the Parent or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Parent to Affiliates of the Parent;

(xiv)      payments to any future, current or former employee, director, manager, officer, manager or consultant of the Parent, any of its Subsidiaries or any direct or indirect parent company of the Parent pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or stock appreciation rights; and any employment or severance agreements, stock option plans, severance plans and other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, managers or consultants that are, in each case, approved by the Parent in good faith;

(xv)       any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Parent or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person;

(xvi)      payments by the Parent (and any direct or indirect parent company of the Parent) and its Subsidiaries pursuant to tax sharing agreements among the Parent (and any direct or indirect parent company of the Parent) and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Parent, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of the amount received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Parent, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such direct or indirect parent company of the Parent;

(xvii)     any lease entered into between the Parent or any Restricted Subsidiary and any Affiliate of the Parent in the ordinary course of business;

(xviii)    intellectual property licenses in the ordinary course of business;

(xix)       transactions between the Parent or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because a director of which is also a director of the Parent or any other direct or indirect parent of the Parent; provided, however, that such director abstains from voting as a director of the Parent or such direct or indirect parent of the Parent, as the case may be, on any matter involving such other Person;

(xx)        pledges of Equity Interests of Unrestricted Subsidiaries;

(xxi)       transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business; and

(xxii)      any merger, consolidation or reorganization of the Parent or Restricted Subsidiary with an Affiliate of the Parent or Restricted Subsidiary solely for the purpose of reincorporating the Parent or Restricted Subsidiary in a new jurisdiction.

Section 10.10.    Limitations on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Parent shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a)        (i) pay dividends or make any other distributions to the Parent or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Indebtedness owed to the Parent or any Restricted Subsidiary;

(b)        make loans or advances to the Parent or any Restricted Subsidiary; or

(c)        sell, lease or transfer any of its properties or assets to the Parent or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(i)          contractual encumbrances or restrictions in effect on the Issue Date, including, pursuant to the Senior Credit Facility, the ABL Credit Facility and the Canadian Facility and the related documentation and related Hedging Obligations;

(ii)         this Indenture, the Notes and the Guarantees;

(iii)        purchase money obligations for property acquired in the ordinary course of business and Finance Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

(iv)       applicable law or any applicable rule, regulation or order;

(v)        any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Parent or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(vi)       contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Parent pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(vii)       Secured Indebtedness otherwise permitted to be incurred pursuant to Sections 10.07 and 10.08 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(viii)     restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(ix)        other Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to Section 10.07;

(x)         customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to such joint venture and asset sale agreements and Sale and Lease-Back Transaction agreements;

(xi)        customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(xii)       restrictions created in connection with any Receivables Facility that, in the good faith determination of the Board of Directors of the Parent, are necessary or advisable to effect such Receivables Facility;

(xiii)      restrictions or conditions contained in any trading, netting, operating, construction, service supply, purchase, sale or other agreement to which the Parent or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Parent or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Parent or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(xiv)      any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xiii) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Parent’s Board of Directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

(d)       For purposes of determining compliance with the covenants set forth in this Section 10.10: (i) the priority of any preferred stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Parent or a Restricted Subsidiary of the Parent to other Indebtedness incurred by the Parent or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 10.11.      Limitation on Guarantees of Indebtedness by Restricted Subsidiaries. The Parent shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or a Guarantor or the Issuer’s or a Guarantor’s obligations under the Senior Credit Facility), other than the Issuer, a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor (other than Indebtedness payable to the Parent or a Restricted Subsidiary) unless:

(i)         such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture providing for a Guarantee by such Restricted Subsidiary the form of which is attached as Exhibit A hereto; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee of the Notes, any such guarantee of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Restricted Subsidiary’s Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes; and

(ii)        such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Parent, the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;

provided that this Section 10.11 shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Section 10.12.       Change of Control. (a) If a Change of Control occurs, unless the Issuer has, prior to or concurrently with the time the Issuer is required to make a Change of Control Offer (as defined below), delivered electronically or mailed a redemption notice with respect to all the Outstanding Notes pursuant to Section 4.01 and Section 11.05, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date. No later than 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first class mail or overnight mail, with a copy to the Trustee sent in the same manner, to each Holder to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of the Depository, with the following information:

(i)          that a Change of Control Offer is being made pursuant to this Section 10.12 and that all Notes properly tendered pursuant to such Change of Control Offer shall be accepted for payment by the Issuer;

(ii)         the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(iii)        that any Note not properly tendered shall remain outstanding and continue to accrue interest;

(iv)         that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on the Change of Control Payment Date;

(v)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(vi)         that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, electronic transmission (in PDF), facsimile transmission or letter (sent in the same manner provided in the Change of Control Offer) setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(vii)         that if the Issuer is purchasing less than all of the Notes held by any Holder, the Holder will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;

(viii)        if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and if applicable, shall state that, in the Issuer’s discretion, the Change of Control Payment Date may be delayed until such time as the Change of Control shall occur, or that such redemption may not occur and such notice may be rescinded in the event that the Issuer shall determine that such condition will not be satisfied by the Change of Control Payment Date, or by the Change of Control Payment as so delayed; and

(ix)          the other instructions, as determined by us, consistent with this Section 10.12, that a Holder must follow.

(b)            While the Notes are in global form and the Issuer makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of the Depository, subject to its rules and regulations.

(c)            the Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(d)            On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,

(i)            accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(ii)           unless deposited before the Change of Control Payment Date, deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(iii)          deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that all Notes or portions thereof have been tendered to and purchased by the Issuer.

(e)            In the event that the Issuer makes a Change of Control Payment, the Paying Agent shall promptly deliver or mail to each Holder of the Notes the Change of Control Payment received by the Paying Agent for such Notes, and upon receipt of written direction from the Issuer, the Trustee shall promptly authenticate a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(f)            The Issuer shall not be required to make a Change of Control Offer with respect to the Notes following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all such Notes validly tendered and not withdrawn under such Change of Control Offer; (2) notice of redemption of all of the notes has been given pursuant to this Indenture as described in Article 11 or Section 10.12, unless and until there has been a default in payment of the applicable redemption price; or (3) the Issuer’s obligations under this Indenture are defeased or discharged as described under Article 4 or Article 13 below on or promptly following a Change of Control. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.

(g)            The provisions of this Section 10.12, including the definition of “Change of Control,” may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Section 10.13.         Asset Sales. (a) The Parent shall not, and shall not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:

(i)            the Parent or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)           except in the case of a Permitted Asset Swap, at least 75% of the consideration from such Asset Sale and all other Asset Sales since the Issue Date, on a cumulative basis received by the Parent or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

   (A)          any liabilities (as reflected on the Parent’s most recent consolidated balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Parent) of the Parent or any Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or are otherwise extinguished in connection with the transactions relating to such Asset Sale) and for which the Parent and all such Restricted Subsidiaries have been validly released by all applicable creditors in writing,

   (B)           any securities, notes or other obligations or assets received by the Parent or such Restricted Subsidiary from such transferee that are converted by the Parent or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days following the closing of such Asset Sale;

   (C)           Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that the Parent and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Asset Sale;

   (D)          consideration consisting of Indebtedness of the Parent or a Restricted Subsidiary (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Parent or any Restricted Subsidiary; and

   (E)           any Designated Non-cash Consideration received by the Parent or such Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (E) that is at that time outstanding, not to exceed the greater of (x) $25.0 million and (y) 1% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

(b)            Within 450 days after the Parent’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Parent or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale:

(i)           to:

   (A)          reduce revolving Indebtedness outstanding under Credit Facilities (and permanently reduce commitments thereunder) or to permanently reduce other Indebtedness under Credit Facilities to the extent such Indebtedness was incurred under Section 10.07(b)(i), and, other than any such Indebtedness under the ABL Credit Facility (or any Refinancing Indebtedness in respect thereof), to correspondingly reduce any outstanding commitments with respect thereto;

   (B)           permanently repay or reduce Obligations under Senior Secured Indebtedness of the Issuer or a Guarantor, and to correspondingly reduce any outstanding commitments with respect thereto;

   (C)           permanently repay or reduce Obligations under the Notes or any other Senior Indebtedness of the Parent or any Restricted Subsidiary (and, in the case of other Senior Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto, if applicable); provided that if the Parent or any Restricted Subsidiary shall so repay any such Senior Indebtedness other than the Notes, the Parent or such Restricted Subsidiary shall either reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming Notes as described under Section 11.01 or (B) purchasing notes through open market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with this Indenture and applicable securities law or make an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes on a ratable basis with such other Senior Indebtedness for no less than 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased; or

   (D)          permanently repay or reduce Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Parent or another Restricted Subsidiary;

(ii)          to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Parent or a Restricted Subsidiary, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other property or assets, in the case of each of (a), (b) and (c), either (i) used or useful in a Similar Business or (ii) that replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that the Parent and its Restricted Subsidiaries shall be deemed to have complied with this clause (ii) if and to the extent that, within 450 days after the Asset Sale that generated the Net Proceeds, the Parent or such Restricted Subsidiary has entered into and not abandoned or rejected a binding agreement to consummate any such investment described in this clause (ii) with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Parent or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds; or

(iii)          any combination of the foregoing.

(c)            Any Net Proceeds from any Asset Sale that are not invested or applied in accordance with Section 10.13(b) within the time set forth therein will be deemed to constitute “Excess Proceeds.” Within ten (10) Business Days after the date that the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer (or the Parent on the Issuer’s behalf) shall make an offer to all Holders of the Notes, and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such Pari Passu Indebtedness, and with respect to the Notes only in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Parent or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Parent or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid.

The Issuer (or the Parent on the Issuer’s behalf) shall commence an Asset Sale Offer by transmitting electronically or by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes and, if applicable, Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds (or, in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds the Issuer (or the Parent on the Issuer’s behalf) is offering to apply in such Asset Sale Offer), the Parent may use any remaining Excess Proceeds (or such amount offered) in any manner not prohibited by this Indenture. If the aggregate principal amount of Notes and, if applicable, Pari Passu Indebtedness surrendered in an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased or repaid on a pro rata basis and in accordance with the procedures of the Depository; provided that no Notes of $2,000 or less shall be repurchased in part.

Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero, and in the case of an Asset Sale Offer being effected in advance of being required to do so by this Indenture, the amount of Net Proceeds the Issuer (or the Parent on the Issuer’s behalf) is offering to apply in such Asset Sale Offer shall be excluded in subsequent calculations of Excess Proceeds. The Issuer or the Parent may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to all Net Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to any unapplied Excess Proceeds.

(d)             Pending the final application of any Net Proceeds pursuant to this Section 10.13, the Parent or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(e)             To the extent that any portion of Net Proceeds payable in respect of the notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Issuer or the Parent (as applicable) upon converting such portion into U.S. dollars.

(f)             Notwithstanding any other provisions of this covenant, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is (x) prohibited or delayed by applicable local law, (y) restricted by applicable organizational documents or any agreement or (z) subject to other onerous organizational or administrative impediments from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant, and such amounts may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law documents or agreements will not permit repatriation to the United States (the Parent hereby agreeing to use reasonable efforts (as determined in the Parent’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriation will be promptly effected and such repatriated Net Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional Taxes payable or reserved against as a result thereof) (whether or not such repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Parent has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition would have an adverse Tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Parent, any Restricted Subsidiary, or any of their respective affiliates and/or equity owners would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax, the Net Proceeds so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

(g)             The Issuer and/or the Parent (as applicable) shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer and/or the Parent (as applicable) shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

(h)             The provisions under this Indenture relating to the Issuer’s and the Parent’s obligation to make an offer to repurchase the notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the notes.

(i)              Notices of purchase or redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to the Trustee and each Holder of Notes at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

(j)              If any Notes are to be purchased or redeemed in part only, the Issuer shall issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, unless the Issuer defaults in payment of the Redemption Price, interest shall cease to accrue on Notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

Section 10.14.    Suspension of Covenants. (a) During any period of time following the Issue Date that: (i) the Notes have Investment Grade Ratings from at least two Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Parent and the Restricted Subsidiaries shall not be subject to the following provisions of this Indenture:

   (A)          Section 8.01(a)(iv);

   (B)           Section 10.06;

   (C)           Section 10.07;

   (D)          Section 10.09;

   (E)           Section 10.10;

   (F)           Section 10.11; and

   (G)           Section 10.13;

(collectively, the “Suspended Covenants”). Upon the occurrence of a Covenant Suspension Event (the date of such occurrence, the “Suspension Date”), the amount of Excess Proceeds from Net Proceeds shall be set at zero. In the event that the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Guarantees with respect to the Suspended Covenants, and none of the Parent, the Issuer or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising prior to the Reversion Date, as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or upon termination of the Suspension Period or after that time based solely on events that occurred during the Suspension Period). The Parent shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Date or Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the Holders of any Suspension Date or Reversion Date. The Trustee may provide a copy of such Officer’s Certificate to any Holder upon request.

(b)             On the Reversion Date, all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period shall be deemed to have been outstanding on the Issue Date, so they are classified to have been incurred or issued pursuant to Section 10.07(b)(iii). On the Reversion Date, all Liens created, incurred or assumed during the Suspension Period in compliance with this Indenture will be deemed to have been outstanding on the Issue Date, so that they are classified as permitted under clause (7) of the definition of “Permitted Liens.” Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 10.06 shall be made as though Section 10.06 had been in effect since the Issue Date and throughout the Suspension Period, but with the actions taken by the Parent, the Issuer and its Restricted Subsidiaries during the Suspension Period having no effect on such calculation. No Subsidiaries shall be designated as Unrestricted Subsidiaries during any Suspension Period. Any Affiliate Transaction entered into after the Reversion Date pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to Section 10.09(b)(vi). Any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in Section 10.10(a) through (c) that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to Section 10.10(c)(i).

Section 10.15.    Financial Calculations for Limited Condition Transactions. When calculating the availability under any basket or ratio under this Indenture, in each case in connection with any merger, acquisition or other Investment, in each case, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing, where there is a time difference between commitment and closing or incurrence (including in respect of incurrence of Indebtedness, Restricted Payments and Permitted Investments), the date of determination of the availability of such basket or ratio and of any Default or Event of Default shall, at the option of the Parent, be the date the definitive agreements for such merger, acquisition or other Investment are entered into (or, in case of an acquisition or other Investment in the form of a tender or exchange offer in connection with which no definitive agreement is entered into with the target company, the date of delivery of a binding offer, a tender offer, an irrevocable notice or a similar event) and such baskets or ratios shall be calculated on a pro forma basis after giving effect to such merger, acquisition or other Investment and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such transaction (and not for purposes of any subsequent availability of any basket or ratio). For the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in Consolidated EBITDA, Total Assets or the share price or share value of any Person) subsequent to such date of determination and at or prior to the consummation of the relevant transaction, such baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the transaction is permitted under this Indenture and (y) such baskets or ratios shall not be tested at the time of consummation of such transaction or related transactions; provided that if the Parent elects to have such determinations occur at the time of entry into such definitive agreement (or the date of delivery of a binding offer, a tender offer, an irrevocable notice or a similar event, as the case may be), any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered into (or such date of delivery of a binding offer, a tender offer, an irrevocable notice or a similar event, as the case may be) and outstanding thereafter for purposes of calculating any baskets or ratios under this Indenture after the date of such agreement (or delivery of a binding offer, a tender offer, an irrevocable notice or a similar event, as the case may be) and before the consummation of such transaction; provided further that the Consolidated Net Income (and any other financial term derived therefrom), other than for purposes of calculating any ratios in connection with such merger, acquisition or other Investment, shall not include any Consolidated Net Income of or attributable to the target company or assets associated with any such merger, acquisition or Investment unless and until the consummation of such merger, acquisition or Investment shall have actually occurred.

Article 11
Redemption of Notes

Section 11.01.    Right of Redemption. At any time prior to May 1, 2024, the Issuer may redeem all or a part of the Notes, upon notice as set forth in Section 11.05, at a Redemption Price equal to 100% of the principal amount of such Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

At any time and from time to time on or after May 1, 2024, the Issuer may redeem the Notes, in whole or in part, upon notice as set forth in Section 11.05, at the Redemption Prices (expressed as percentages of principal amount of Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, if any, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2024	102.313%
2025	101.156%
2026 and thereafter	100.000%

At any time and from time to time prior to May 1, 2024, the Issuer may, at its option, upon notice as set forth in Section 11.05, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under this Indenture at a Redemption Price equal to 104.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Parent; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under this Indenture (including any Additional Notes issued under this Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

Section 11.02.    Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 11.03.    Election to Redeem; Notice to Trustee. In case of any redemption at the election of the Issuer, the Issuer shall, at least two Business Days before notice of redemption is required to be sent to Holders pursuant to Section 11.05 hereof (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and, if required, shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 11.04.

Section 11.04.    Selection by Trustee of Notes to be Redeemed. With respect to any partial redemption or repurchase of Notes made pursuant to this Indenture, if less than all of the Notes are to be redeemed at any given time, selection of such Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method, all in accordance with the procedures of the Depository; provided that no Notes of $2,000 or less shall be redeemed or repurchased in part.

Notices of purchase or redemption shall be given in the manner provided for in Section 1.07, at least 15 but not more than 60 days before the purchase or Redemption Date to the Trustee and each Holder at such Holder’s registered address or otherwise in accordance with the procedures of the Depository, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. If any Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

If any Notes are to be purchased or redeemed in part only, the Issuer will issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of a future event. On and after the Redemption Date, unless the Issuer defaults in payment of the Redemption Price, interest shall cease to accrue on Notes or portions thereof called for redemption, unless such redemption is conditioned on the happening of a future event.

Section 11.05.    Notice of Redemption.

All notices of redemption shall state:

(i)            the Redemption Date,

(ii)           the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 11.07, if any,

(iii)          if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the Redemption Date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(iv)          if any Definitive Note is being redeemed in part, the portion of the principal amount of such Definitive Note to be redeemed, and that, after the Redemption Date, upon surrender of such Definitive Note, a new Definitive Note or Definitive Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Definitive Note;

(v)           that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in Section 11.07) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

(vi)          any condition precedent to the redemption;

(vii)         the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any,

(viii)        the name and address of the Paying Agent,

(ix)          that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

(x)           CUSIP, ISIN or “Common Code” number and that no representation is made as to the accuracy or correctness of the CUSIP, ISIN or “Common Code” number, if any, listed in such notice or printed on the Notes, and

(xi)          the paragraph of the Notes pursuant to which the Notes are to be redeemed.

Any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, which shall be set forth in the related notice of redemption, including, but not limited to, completion of an Equity Offering, other offering or other transaction or event. In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Redemption Date, or by the Redemption Date as so delayed.

If any such condition precedent has not been satisfied prior to the Redemption Date, the Issuer shall provide prompt notice to the Trustee. Upon receipt of such notice, the notice of redemption shall either be rescinded and the redemption of the Notes shall not occur or the Redemption Date shall be delayed. Upon receipt, the Trustee shall provide such notice to each Holder of the Notes in the same manner in which the notice of redemption was given.

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest up to the Redemption Date will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose notes will be subject to redemption by the Issuer.

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable Redemption Date.

The Issuer and its Affiliates may acquire Notes by means other than a redemption pursuant to this Article 11, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

Notwithstanding the foregoing, in connection with any tender offer for the notes, including a Change of Control Offer or Asset Sale Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of such redemption.

Section 11.06.    Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

Section 11.07.    Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, become due and payable, unless such redemption is conditioned on the happening of a future event, at the Redemption Price therein specified (together with accrued interest to the Redemption Date), and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest to the Redemption Date and such Notes shall be cancelled by the Trustee; provided, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.07.

If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes, unless such redemption is conditioned on the happening of a future event.

Section 11.08.    Notes Redeemed in Part. Any Note which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at an office or agency of the Issuer maintained for such purpose pursuant to Section 10.02 (with, if the Issuer or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

Section 11.09.    [Reserved].

Section 11.10.    Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Article 12
Guarantees

Section 12.01.    Guarantees. The Notes will be guaranteed, on a full, joint and several senior basis, by the Parent and the Issuer’s present and future domestic Subsidiaries that are obligors under the Senior Credit Facility and the ABL Credit Facility. Subject to this Article 12, each Guarantor, as primary obligors and not merely as sureties, hereby jointly and severally, unconditionally and irrevocably guarantees, on a senior unsecured basis, the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (i) the principal of (and premium, if any) and interest on the Notes will be paid in full when due, whether at Stated Maturity, by acceleration or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitation set forth in Section 12.04 hereof.

Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any) or interest on such Note, whether at its Stated Maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Issuer or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the Maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article 12, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article 5 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.

Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 12.02.    Severability. In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.

Section 12.03.    Restricted Subsidiaries. The Issuer shall cause any Restricted Subsidiary required to guarantee payment of the Notes pursuant to the terms and provisions of Section 10.11 to execute and deliver to the Trustee any amendment or supplement to this Indenture in accordance with the provisions of Article 9 of this Indenture pursuant to which such Restricted Subsidiary shall guarantee all of the obligations on the Notes, whether for principal, premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Issuer under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law) and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Restricted Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 12.08, be deemed to refer to all Guarantors, including such Restricted Subsidiary. Such Guarantee shall be released in accordance with Section 8.03 and Section 12.08.

Section 12.04.    Limitation of Guarantors’ Liability. Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 12.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 12.05.    Contribution. In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 12.06.    Subrogation. Each Guarantor shall be subrogated to all rights of Holders against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.07.    Reinstatement. Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 12.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Issuer upon the bankruptcy or insolvency of the Issuer or any Guarantor.

Section 12.08.    Release of a Guarantor. Any Guarantee by a Guarantor of the Notes shall be automatically and unconditionally released and discharged upon:(a)

(i)            any sale, exchange, transfer or other disposition (by way of merger, amalgamation, consolidation, dividend, distribution or otherwise) of (A) the Capital Stock of such Guarantor (whether by direct sale or sale of a holding company), after which the applicable Guarantor is no longer a Restricted Subsidiary or (B) all or substantially all the assets of such Guarantor, which sale, exchange, transfer or other disposition is not prohibited by the applicable provisions of this Indenture;

(ii)           the release or discharge of the guarantee by, or direct obligation of, such Guarantor with respect to the Senior Credit Facility and the ABL Credit Facility or the guarantee or direct obligation which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee or direct obligation;

(iii)          the designation by the Parent of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of this Indenture;

(iv)          the exercise of the Legal Defeasance of the Notes under Section 13.02 hereof, and the Covenant Defeasance of the Notes under Section 13.03 hereof, or if the Issuer’s obligations under this Indenture are discharged in accordance with Section 4.01 of this Indenture;

(v)           the merger, amalgamation or consolidation of any Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Issuer or another Guarantor or as a result of another transaction permitted under Article 8;

(vi)          as described under Section 9.01 or 9.02; or

(vii)         upon payment in full of principal and interest and all other obligations on the Notes; and

(b)            such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transaction have been complied with. The Trustee shall, upon receipt of the Officer’s Certificate and an Opinion of Counsel (in addition to any other documentation requested pursuant to this Indenture, if any), shall take all necessary actions at the reasonable request and cost of the Issuer, including the granting of releases or waivers to effectuate any release of a Guarantee in accordance with these provisions, subject to customary protections and indemnifications. Each of the releases set forth above shall be effected by the Trustee without the consent of the Holders and will not require any other action or consent on the part of the Trustee. Neither the Trustee nor the Issuer will be required to make a notation on the note to reflect any such release, termination or discharge.

Section 12.09.    Benefits Acknowledged. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article 12.

Article 13
Legal Defeasance and Covenant Defeasance

Section 13.01.    Issuer’s Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may, at its option, at any time, with respect to the Notes, elect to have either Section 13.02 or Section 13.03 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Thirteen.

Section 13.02.    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.02, each of the Issuer and the Guarantors shall be deemed to have been discharged from its respective obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 13.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that each of the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 13.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, solely out of the trust described in Section 13.04, (ii) the Issuer’s obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 10.02 and 10.03, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the obligations of each of the Guarantors and the Issuer in connection therewith and (iv) this Article 13. Subject to compliance with this Article 13, the Issuer may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03 with respect to the Notes.

Section 13.03.    Covenant Defeasance. Upon the Issuer’s exercise under Section 13.01 of the option applicable to this Section 13.03, each of the Issuer and the Guarantors shall be released from its respective obligations under any covenant contained in Sections 8.01 and 8.02 and in Sections 10.05 through and including 10.15 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Notes, the Issuer or any Guarantor, as applicable, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 5.01(c), 5.01(d), 5.01(e), and 5.01(g) and, with respect to only any Significant Subsidiary and not the Issuer, Section 5.01(f), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 13.04.         Conditions to Legal Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 13.02 or Section 13.03 to the Outstanding Notes:

(i)            the Issuer shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes; (A) cash in U.S. dollars, or (B) Government Securities, or (C) a combination thereof, in such amounts as will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee, to pay the principal of premium, if any and interest due on the Notes issued under the Indenture on the Stated Maturity or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on the Notes and the Issuer must specify whether the notes are being defeased to Maturity or to a particular Redemption Date;

(ii)           in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

   (A)          the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

   (B)           since the issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, subject to customary assumptions and exclusions, the Holders or beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(iii)          in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders or beneficial owners of the Outstanding Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(iv)          no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) with respect to the Notes issued hereunder shall have occurred and be continuing on the date of such deposit;

(v)           such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facility or the ABL Credit Facility or any other material agreement or instrument (other than this Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(vi)          the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(vii)         the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(viii)        the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 13.05.        Deposited Money and Government Securities to be Held in Trust Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 10.03, all cash and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.05, the “Qualifying Trustee”) pursuant to Section 13.04 in respect of the Outstanding Notes shall be held in trust and applied by the Qualifying Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Qualifying Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money or Government Securities need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Qualifying Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

Anything in this Article 13 to the contrary notwithstanding, the Qualifying Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or Government Securities held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Qualifying Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

Section 13.06.    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.05 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and each Guarantor’s obligations under this Indenture and the Outstanding Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.02 or 13.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with Section 13.05; provided that, if the Issuer makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ISSUER GYP HOLDINGS III CORP.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

PARENT GYP HOLDINGS II CORP.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President and Chief Financial Officer

GUARANTORS

CAPITAL BUILDING SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

CAPITAL MATERIALS COASTAL, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

CAPITAL MATERIALS, INCORPORATED

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

CARTER HARDWARE COMPANY
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

CHAPARRAL MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

CHEROKEE BUILDING MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

CHICAGO GYPSUM SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

COLONIAL MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

COMMONWEALTH BUILDING MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

COWTOWN MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GATOR GYPSUM, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GMS PROCUREMENT COMPANY, LLC
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

GMS STRATEGIC SOLUTIONS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

GTS DRYWALL SUPPLY COMPANY
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

GYPSUM MANAGEMENT AND SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GYPSUM SUPPLY COMPANY
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

LONE STAR MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

MISSOURI DRYWALL SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

NEW ENGLAND GYPSUM SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

OHIO VALLEY SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

PACIFIC GYPSUM SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

PENNSYLVANIA GYPSUM COMPANY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

PIONEER MATERIALS WEST, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

SUN VALLEY INTERIOR SUPPLY, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

TAMARACK MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

TEJAS MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

TOOL SOURCE WAREHOUSE, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Vice President

TUCKER ACOUSTICAL PRODUCTS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

TUCKER MATERIALS, INC.
By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

GYPSUM SUPPLY INSTALLED INSULATION, LLC

By:	/s/ Scott M. Deakin
Name: Scott M. Deakin
Title: Treasurer

The undersigned agrees to act as Trustee, Paying Agent, Note Registrar and Transfer Agent:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stephanie Cox
Name: Stephanie Cox
Title: Vice President

Annex 1 - Rule 144A / Regulation S Appendix

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.	Definitions

1.1.            Definitions.

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Note or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Note, to the extent applicable to such transaction and as in effect from time to time.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Definitive Note” means a certificated Note bearing, if required, the appropriate restricted notes legend set forth in Section 2.3(e).

“Distribution Compliance Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the latest of (i) the Issue Date, (ii) with respect to Additional Notes, the original issue date of any Additional Notes and (iii) the date on which any such Notes (or any predecessor of such Notes) were first offered to persons other than distributors (as defined in Rule 902 of Regulation S) in reliance on Regulation S.

“IAI” means an institutional “accredited investor,” as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Notes issued on the Issue Date, Barclays Capital Inc., Citizens Capital Markets, Inc., BofA Securities, Inc., CIBC Capital Markets Corp., PNC Capital Markets LLC, RBC Capital Markets, Truist Securities, and US Bancorp Investments Inc., and (2) with respect to each issuance of Additional Notes, the Persons purchasing such Additional Notes under the related Purchase Agreement.

“Notes” means (1) $350,000,000 aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2029 issued on the Issue Date and (2) Additional Notes, if any.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Purchase Agreement” means (1) with respect to the Notes issued on the Issue Date, the Purchase Agreement dated April 15, 2021, among the Issuer, the Parent, the Subsidiary Guarantors party thereto and the Representative on behalf of the Initial Purchasers, and (2) with respect to each issuance of Additional Notes, the purchase agreement or underwriting agreement among the Issuer, the Parent, the Subsidiary Guarantors and the Persons purchasing such Additional Notes.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Representative” means Barclays Capital Inc., as representative of the Initial Purchasers.

“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A. “Securities Act” means the Securities Act of 1933, as amended.

“Transfer Restricted Notes” means Notes that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2.            Other Definitions.

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Notes”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Note”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Note”	2.1(a)

2.	The Notes.

2.1.            (a) Form and Dating. The Notes will be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Notes may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global notes in fully registered form (collectively, the “Rule 144A Global Note”); and Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global notes in fully registered form (collectively, the “Regulation S Global Note”), in each case without interest coupons and with the global notes legend and the applicable restricted notes legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depository, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in the Regulation S Global Note will not be exchangeable for interests in a Rule 144A Global Note, or any other Note prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Note, or a Definitive Note only (i) upon certification in form reasonably satisfactory to the Trustee that beneficial ownership interests in such Regulation S Global Note are owned either by Non-U.S. Persons or U.S. Persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for a Definitive Note, in compliance with the requirements of Section 2.4(a) hereof.

Beneficial interests in Regulation S Global Notes may be exchanged for interests in Rule 144A Global Notes if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Regulation S Global Note, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Regulation S Global Note is being transferred to a Person (a) whom the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in a Rule 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in this Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

The Rule 144A Global Note and the Regulation S Global Note are collectively referred to herein as “Global Notes.” The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b)             Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

The Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c)             Definitive Notes. Except as provided in this Section 2.1, 2.3 or 2.4, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

2.2.            Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $350,000,000 of the Issuer’s 4.625% Senior Notes due 2029 and (2) any Additional Notes for an original issue in an aggregate principal amount specified in the written order of the Issuer pursuant to Section 2.02 of this Indenture, in each case upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 3.13 of this Indenture, shall certify that such issuance is in compliance with Section 10.07 of this Indenture.

2.3.            Transfer and Exchange.

(a)             Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Note Registrar with a request:

    (x)           to register the transfer of such Definitive Notes; or

    (y)          to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Note Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

 (i)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Note Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

 (ii)           if such Definitive Notes are required to bear a restricted notes legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

 (A)              if such Definitive Notes are being delivered to the Note Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

 (B)              if such Definitive Notes are being transferred to the Issuer, a certification to that effect; or

 (C)              if such Definitive Notes are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Note) and (ii) if the Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

(b)           Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Rule 144A Global Note or a Regulation S Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)              certification, in the form set forth on the reverse of the Note, that such Definitive Note is either (A) being transferred to a QIB in accordance with Rule 144A or (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Note in reliance on Regulation S to a buyer who elects to hold its interest in such Note in the form of a beneficial interest in the Regulation S Global Note; and

(ii)             written instructions directing the Trustee to make, or to direct the Notes Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Note (in the case of a transfer pursuant to clause (b)(i)(A)) or Regulation S Global Note (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, such instructions to contain information regarding the Agent Member account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures of the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Rule 144A Global Note or Regulation S Global Note, as applicable, to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note or Regulation S Global Note, as applicable, equal to the principal amount of the Definitive Note so cancelled. If no Rule 144A Global Notes or Regulation S Global Notes, as applicable, are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon written order of the Issuer in the form of an Officer’s Certificate of the Issuer, a new Rule 144A Global Note or Regulation S Global Note, as applicable, in the appropriate principal amount.

(c)           Transfer and Exchange of Global Notes.

(i)              The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Note Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Note. The Note Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

(ii)             If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Note Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv)            In the event that a Global Note is exchanged for a Definitive Note pursuant to Section 2.4 of this Appendix, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.

(v)             During the Distribution Compliance Period, beneficial ownership interests in Regulation S Global Notes may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Issuer, (ii) in an offshore transaction in accordance with Regulation S or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

(d)           Legend.

(i)              Except as permitted by the following paragraphs (ii), (iii) and (iv), each Note certificate evidencing the Global Notes (and all Notes issued in exchange therefor or in substitution thereof), in the case of Notes offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT UNTIL THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (PROVIDED THAT PRIOR TO SUCH TRANSFER THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE DESCRIBED IN CLAUSES (A) THROUGH (G), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF THE UNITED STATES OR ANY OTHER JURISDICTION AND (3) AGREES FOR THE BENEFIT OF THE ISSUER THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Note shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii)             Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act, the Note Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Note Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(e)           Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, purchased or cancelled, such Global Note shall be returned to the Depository for cancellation or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

(f)            No Obligation of the Trustee.

(i)              The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)             The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among the Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4.            Definitive Notes.

(a)             A Global Note deposited with the Depository or with the Trustee as Notes Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depository is not appointed by the Issuer within 90 days of such notice, or (ii) a Default has occurred and is continuing or (iii) the Issuer, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture.

(b)             Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal Corporate Trust Office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiple of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Transfer Restricted Note shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted notes legend and definitive notes legend set forth in Exhibit 1 hereto.

(c)             Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)             In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuer shall promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form without interest coupons. In the event that such Definitive Notes are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, including pursuant to Section 5.07, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial owner’s Notes as if such Definitive Notes had been issued.

EXHIBIT 1
to Annex 1

[FORM OF FACE OF INITIAL NOTE]
[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO THE DEPOSITORY, TO NOMINEES OF THE DEPOSITORY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

[Restricted Notes Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSON EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS FOR THE BENEFIT OF THE ISSUER THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES, FOR THE BENEFIT OF THE ISSUER, THAT IT WILL NOT UNTIL THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “ACCREDITED INVESTOR”) THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (PROVIDED THAT PRIOR TO SUCH TRANSFER, THE ISSUER MAY REQUIRE AN OPINION OF COUNSEL THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE DESCRIBED IN CLAUSES (A) THROUGH (G), IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF THIS UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES, FOR THE BENEFIT OF THE ISSUER, THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

Each certificate evidencing a Note offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

[Restricted Notes Legend for Notes Offered in Reliance on Regulation S]

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANING GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Notes Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                       $

[CUSIP No.] / [ISIN]

GYP Holdings III Corp., a Delaware corporation, promises to pay to [•], or registered assigns, the principal sum of $300,000,00 on May 1, 2029.

Interest Payment Dates: May 1 and November 1.

Regular Record Dates: April 15 and October 15 (whether or not a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

GYP HOLDINGS III CORP.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Notes designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee,

By:
Name:
Title:

1.           For Global Notes insert: Cede & Co.

2.           For Global Notes insert: set forth on the Schedule of Increases or Decreases of Global Note attached hereto.

[FORM OF REVERSE SIDE OF INITIAL NOTE]
4.625% SENIOR NOTE DUE 2029

1.	Principal and Interest

The Issuer will pay the principal of this Note on May 1, 2029.

The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of 4.625% per annum (subject to adjustment as provided below).

Interest will be payable semi-annually (to the Holders of record of the Notes (or any Predecessor Notes) at the close of business on May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 1, 2021.

Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from of the Issue Date; provided that, if there is no existing default in the payment of interest and if this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

Each interest period will end on (but not include) the relevant interest payment date.

The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.	Method of Payment.

The Issuer will pay interest (except Defaulted Interest) on the principal amount of the Notes on each May 1 and November 1 to the Persons who are Holders (as reflected in the Note Register at the close of business on April 15 and October 15immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such Regular Record Date; provided that, with respect to the payment of principal, the Issuer will make payment to the Holder that surrenders this Note to any Paying Agent on or after May 1, 2029.

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose as described under Section 3.02 of the Indenture or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by the Depository or its nominees will be made by wire transfer of immediately available funds to the Depository. If the due date for any payment in respect of any notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

3.	Paying Agent and Note Registrar.

The Issuer initially appoints U.S. Bank National Association, in New York as Paying Agent and Note Registrar. The Issuer may change any Paying Agent or Note Registrar upon written notice thereto. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Note Registrar or co-registrar.

4.	Indenture.

The Issuer issued the Notes under an Indenture dated as of April 22, 2021 (the “Indenture”), among the Issuer, the Parent, the Subsidiary Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

The Notes are unsecured senior obligations of the Issuer. The Indenture does not limit the aggregate principal amount of the Notes.

5.	Redemption.

Optional Redemption. At any time prior to May 1, 2024, the Issuer may redeem all or a part of the Notes, upon notice as described in Section 11.05 of the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the Redemption Date, subject to the rights of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date.

On and after May 1, 2024, the Issuer may redeem the Notes, in whole or in part, upon notice as described in Section 11.05 of the Indenture, at the Redemption Prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2024	102.313%
2025	101.156%
2026 and thereafter	100.000%

In addition, until May 1, 2024, the Issuer may, at its option, upon notice as described in Section 11.05 of the Indenture, on one or more occasions redeem up to 40% of the aggregate principal amount of Notes issued under the Indenture at a Redemption Price equal to 104.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record of notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings to the extent such net cash proceeds are received by or contributed to the Issuer; provided that at least 50% of the sum of the aggregate principal amount of Notes originally issued under the Indenture (including any Additional Notes issued under the Indenture after the Issue Date) remains outstanding immediately after the occurrence of each such redemption; provided, further, that each such redemption occurs within 120 days of the date of closing of each such Equity Offering.

6.	Repurchase upon a Change of Control and Asset Sales.

Upon the occurrence of (a) a Change of Control, the Holders of the Notes will have the right to require that the Issuer purchase such Holder’s outstanding Notes, in whole or in part, at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase and (b) Asset Sales, the Issuer may be obligated to make offers to purchase Notes and Senior Indebtedness of the Issuer with a portion of the Net Proceeds of such Asset Sales at a Redemption Price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase.

7.	Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Note Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Notes selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or within 15 days before an Interest Payment Date.

8.	Persons Deemed Owners.

A registered Holder shall be treated as the owner of a Note for all purposes.

9.	Unclaimed Money.

If money for the payment of principal (premium, if any) or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10.	Discharge and Defeasance Prior to Redemption or Maturity.

If the Issuer irrevocably deposits, or causes to be deposited, with the Trustee money or Government Securities sufficient to pay the then outstanding principal of (premium, if any) and accrued interest on the Notes (a) to the Redemption Date or Maturity, the Issuer will be discharged from its obligations under the Indenture and the Notes, except in certain circumstances for certain covenants thereof, and (b) to the Stated Maturity, the Issuer will be discharged from certain covenants set forth in the Indenture.

11.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes and any related Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, other than Notes beneficially owned by the Issuer or its Affiliates. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the rights of any Holder. For purposes of determining whether any Holder shall be disregarded for purposes of such consent, only notes which a Responsible Officer of the Trustee actually knows to be beneficially owned by the Issuer or its Affiliates shall be disregarded.

12.	Restrictive Covenants.

The Indenture contains certain covenants, including covenants with respect to the following matters: (i) Restricted Payments; (ii) incurrence of Indebtedness and Issuance of Disqualified Stock; (iii) Liens; (iv) transactions with Affiliates; (v) dividend and other payment restrictions affecting Restricted Subsidiaries; (vi) guarantees of Indebtedness by Restricted Subsidiaries; (vii) merger and certain transfers of assets; (viii) purchase of Notes upon a Change of Control; and (ix) disposition of proceeds of Asset Sales. Within 120 days (or the successor time period then in effect under the rules and regulations of the Exchange Act) after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such limitations.

13.	Successor Persons.

When a successor Person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor Person will be released from those obligations.

14.	Remedies for Events of Default.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Notes automatically become immediately due and payable. Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any rights or powers under the Indenture except at the request or direction of any of the Holders of the Notes and then only if such Holders have offered indemnity or security against any loss, liability or expense satisfactory to the Trustee. Subject to certain restrictions, the Holders of a majority in principal amount of the Outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines (without any duty or affirmative obligation to make any such determination) is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

15.	Guarantees.

The Issuer’s obligations under the Notes are fully, irrevocably and unconditionally guaranteed on a senior unsecured basis, to the extent set forth in the Indenture, by each of the Guarantors.

16.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Issuer and its Affiliates as if it were not the Trustee. In addition, the Trustee shall be permitted to engage in transactions with the Issuer; provided, however, that if the Trustee acquires any conflicting interest, the Trustee must (i) eliminate such conflict within 90 days of acquiring such conflicting interest, (ii) apply to the SEC for permission to continue acting as Trustee or (iii) resign.

17.	Authentication.

This Note shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note.

18.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

19.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

20.	Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY OR THE INDENTURE.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to GYP Holdings III Corp., 100 Crescent Centre Parkway Suite 800. Tucker, GA 30084.

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Indenture.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ______ agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date	Your Signature

Sign exactly as your name appears on the other side of this Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any “Affiliate” of the Issuer within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐  to the Issuer; or

(1)	☐ pursuant to an effective registration statement under the Securities Act; or

(2)	☐ inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act; or

(4)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

(5)	☐ to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements relating to the transfer of this Note (the form of which can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Notes less than $250,000, an opinion of counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 10.12 or 10.13 of the Indenture, check the box: ☐

•	If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 10.12 or 10.13 of the Indenture, state the amount in principal amount: $

Dated:	Your signature
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2
to Annex 1

Form of
Transferee Letter of Representation

GYP Holdings III Corp.
100 Crescent Centre Parkway Suite 800.

Tucker, GA 30084

U.S. Bank National Association
1349 West Peachtree Street, NW, Suite 1050

Atlanta, GA 30309
Attention: Global Corporate Trust

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $______________ principal amount of the 4.625% Senior Notes Due 2029 (the “Notes”) of GYP Holdings III Corp., a Delaware corporation (the “Issuer”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number

The undersigned represents and warrants to you that:

1.	We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2.	We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Issuer or any affiliate of the

Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Issuer or any subsidiary thereof, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, (iv) outside the United States in a transaction complying with the provisions of Regulation S under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable securities law of any state of the United States or other jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

TRANSFEREE

By:

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE|
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of, 20, among GYP Holdings III Corp. (the “Issuer”), GYP Holdings II Corp. (the “Parent”), and the other guarantors party hereto (each, a “Guaranteeing Subsidiary”) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 22, 2021 providing for the issuance of 4.625%% Senior Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.               CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.              AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 12 thereof.

3.               NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuer or any Guaranteeing Subsidiary under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.               GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

5.              COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of the Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of the Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.               EFFECT OF HEADINGS. The Section headings herein are for convenience or reference only and are not intended to be considered a part hereof and shall not affect the construction hereof.

7.               THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated: ______________, 20__

GYP HOLDINGS III CORP.

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT B

INCUMBENCY CERTIFICATE

The undersigned, _______________, being the ________of (the “Issuer”) does hereby certify that the individuals listed below are qualified and acting officers of the Issuer and the signatures appearing in the right column opposite the name of each such officer is a true specimen of the genuine signature of such officer and such individuals have the authority to execute documents to be delivered to, or upon the request of, U.S. Bank National Association, as Trustee under the Indenture dated as of April 22, 2021, by and among the Issuer, the Guarantors party thereto U.S. Bank National Association.

Name	Title:	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the day of, 20.

Name:
Title: